                                                              EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.,
                                   AS SELLER,

                          BANKERS INSURANCE GROUP, INC.
                      (SOLELY WITH RESPECT TO SECTION 7.2),

                             GEOTRAC HOLDINGS, INC.,
                                    AS BUYER,

                                DANIEL J. WHITE,

                             DANIEL J. WHITE TRUST,

                              SANDRA A. WHITE TRUST

                                       AND

                            GEOTRAC OF AMERICA, INC.

                                       FOR

                        ALL OF THE ISSUED AND OUTSTANDING
                           SHARES OF CAPITAL STOCK OF

                            GEOTRAC OF AMERICA, INC.



                            DATED SEPTEMBER 20, 2001

                                TABLE OF CONTENTS



1.       THE TRANSACTION..........................................................................................1

         1.1      Sale and Purchase of Shares.....................................................................1
         1.2      Purchase Price..................................................................................1
         1.3      Closing.........................................................................................2
         1.4      Deliveries by Seller............................................................................2
         1.5      Deliveries by Buyer.............................................................................2
         1.6      Deliveries by Company...........................................................................3
         1.7      Deliveries by the Whites........................................................................3

2.       REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................4

         2.1      Organization and Good Standing..................................................................4
         2.2      Authorization and Enforceability................................................................4
         2.3      No Violation of Laws or Agreements..............................................................4
         2.4      Capitalization and Ownership....................................................................4
         2.5      Financial Statements............................................................................5
         2.6      Undisclosed Liabilities.........................................................................5
         2.7      Taxes and Tax Returns...........................................................................5
         2.8      Litigation or Proceedings.......................................................................7
         2.9      Consents........................................................................................7
         2.10     Employee Benefits Representations and Warranties................................................7
         2.11     Brokerage.......................................................................................8
         2.12     Books and Records...............................................................................8
         2.13     Contracts.......................................................................................8
         2.14     No Other Representations or Warranties..........................................................8

3.       REPRESENTATIONS AND WARRANTIES OF BUYER TO SELLER........................................................8

         3.1      Organization and Good Standing..................................................................8
         3.2      Authorization and Enforceability................................................................8
         3.3      No Violation of Laws or Agreements..............................................................9
         3.4      Litigation or Proceedings.......................................................................9
         3.5      Consents........................................................................................9
         3.6      Investment Representations......................................................................9
         3.7      Solvency.......................................................................................10
         3.8      Brokerage......................................................................................10
         3.9      No Other Representations or Warranties.........................................................10

4.       JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF WHITES TO SELLER....................................10

         4.1      Power..........................................................................................10
         4.2      Validity.......................................................................................10
         4.3      Title..........................................................................................10


         4.4      No Violation of Laws or Agreements.............................................................10
         4.5      Litigation or Proceedings......................................................................11
         4.6      Consents.......................................................................................11
         4.7      No Other Representations or Warranties.........................................................11

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND WHITES.................................................11

         5.1      Representations True...........................................................................11
         5.2      Shareholder Approval...........................................................................11
         5.3      Performance of Obligations.....................................................................12
         5.4      Receipt of Documents by Buyer..................................................................12
         5.5      No Litigation..................................................................................12
         5.6      Delivery of Minute Book........................................................................12
         5.7      Absence of Material Claims for Certain Erroneous Flood Zone Determinations.....................12
         5.8      Undertakings to Vote Seller Stock..............................................................12

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...........................................................12

         6.1      Representations True...........................................................................12
         6.2      Shareholder Approval...........................................................................13
         6.3      Receipt of Documents by Seller.................................................................13
         6.4      Performance of Obligations.....................................................................13
         6.5      No Litigation..................................................................................13
         6.6      Undertakings to Vote White Shares..............................................................13

7.       COVENANTS...............................................................................................13

         7.1      Termination of Related Party Agreements; Final Accounting......................................13
         7.2      Covenant Not to Compete........................................................................14
         7.3      Acquisition Proposals..........................................................................14
         7.4      Shareholder Meeting............................................................................15
         7.5      Management Continuity..........................................................................16
         7.6      Operations of Business Prior to Closing........................................................16
         7.7      Access to Properties and Records...............................................................17
         7.8      Employee Benefit Plans.........................................................................18
         7.9      Insurance Matters..............................................................................18
         7.10     Expenses.......................................................................................18
         7.11     Filings; Other Actions; Notification...........................................................18
         7.12     Reasonable Efforts of Seller...................................................................19
         7.13     Reasonable Efforts of Buyer and the Whites.....................................................19
         7.14     Further Assurances; Cooperation................................................................19
         7.15     Post-Closing Access; Preservation of Books and Records.........................................19
         7.16     Consents, Approvals and Filings................................................................20
         7.17     Disclosures and Announcements..................................................................20

8.       TAX MATTERS.............................................................................................20

         8.1      Termination of Tax Sharing Arrangements........................................................20
         8.2      Seller's Tax Returns...........................................................................20
         8.3      Buyer's and Company's Tax Returns..............................................................21


         8.4      Reimbursement of Taxes.........................................................................21
         8.5      Indemnification................................................................................23
         8.6      Notification of Proceedings; Control; Refunds..................................................24
         8.7      Section 338(h)(10) Election....................................................................25
         8.8      Allocation.....................................................................................25
         8.9      Allocation of Tax Attributes...................................................................25
         8.10     Cooperation on Tax Matters.....................................................................25
         8.11     Tax Effect of Payments.........................................................................25

9.       SURVIVAL AND INDEMNIFICATION............................................................................25

         9.1      Nature and Survival of Representations; Right to Indemnification Not Affected by Knowledge.....25
         9.2      Indemnification by Seller......................................................................26
         9.3      Indemnification by Buyer.......................................................................26
         9.4      Limitations on Indemnification.................................................................26
         9.5      Exclusive Remedy...............................................................................27
         9.6      Procedure for Indemnification -- Third Party Claims............................................28
         9.7      Procedure for Indemnification -- Other Claims..................................................29

10.      TERMINATION OF AGREEMENT................................................................................29

         10.1     Termination....................................................................................29
         10.2     Effects of Termination.........................................................................30
         10.3     Termination Fees and Effects...................................................................31

11.      MISCELLANEOUS...........................................................................................32

         11.1     Notices........................................................................................32
         11.2     Assignability..................................................................................33
         11.3     Governing Law and Venue; Waiver of Jury Trial..................................................33
         11.4     Headings.......................................................................................33
         11.5     Amendment and Waiver...........................................................................34
         11.6     Entire Agreement; NO OTHER REPRESENTATIONS.....................................................34
         11.7     Counterparts...................................................................................34
         11.8     No Third-Party Beneficiary Rights..............................................................34
         11.9     Severability...................................................................................34
         11.10    Definitions....................................................................................35

                                    EXHIBITS

Exhibit A                           Supply Agreement

Exhibit B                           Indemnification Agreement

Exhibit C                           Termination and Release Agreement

Exhibit D                           Undertakings to Vote Seller Common Stock

Exhibit E                           Undertakings to Vote White Shares



                                    SCHEDULES (purposely omitted)

SCHEDULE                            TITLE

Schedules 2.1-2.13                  Seller Disclosure Letter

Schedule 3.4                        Buyer Litigation or Proceedings

Schedule 4.5                        White Litigation or Proceedings

Schedule 7.1                        Related Party Agreements

Schedule 7.9                        Insurance Policies

Schedule 8.1                        Tax Sharing Arrangements

Schedule 11.10(b)                   Business of Geotrac

                             INDEX OF DEFINED TERMS

         The following terms used herein are defined in the Sections indicated:

Term                                                   Section Defined

Accredited Investor                                    3.6(b)
Acquisition Proposal Notice                            7.3
Acquisition Proposal                                   7.3
Affected Party                                         8.6
Affiliate                                              11.10(a)
Agreement                                              Recitals
Bankruptcy and Equity Exception                        2.2
BIG                                                    Recitals
Business                                               Recitals
Buyer                                                  Recitals
Buyer Indemnified Parties                              9.2(b)
Buyer Material Adverse Effect                          11.10(c)
Buyer's Returns                                        8.3
Claim                                                  9.6(a)
Closing Date                                           1.3
Closing                                                1.3
Code                                                   11.10(c)
Company                                                Recitals
Company Material Adverse Effect                        11.10(e)
Confidentiality Agreement                              11.6
Contract                                               11.10(f)
Control, Controlling, Controlled                       11.10(a)
Controlling Party                                      8.6(b)
Covenant Not To Compete                                7.2
Damages                                                9.2
Employees                                              11.10(h)
Encumbrance                                            11.10(i)
Exchange Act                                           7.3
Former Employee                                        11.10(h)
GAAP                                                   11.10(j)
Governmental Body                                      11.10(k)
Group                                                  7.3
IRS                                                    11.10(l)
Knowledge                                              11.10(m)
Knowledge of Seller                                    11.10(m)
Law                                                    11.10(n)
Lien                                                   11.10(o)
NASD                                                   7.17
Nasdaq                                                 7.17
Ordinary Course of Business                            11.10(p)
Permitted Action                                       7.3
Person                                                 11.10(q)

Pre-Closing Consolidated Returns                       8.2
Proceeding                                             11.10(r)
Proxy Statement                                        7.4
Purchase Price                                         1.2
Purchased Shares                                       1.1
Related Party                                          11.10(h)
Related Party Agreements                               7.1
Remedial Amendment Period                              2.10(b)
Representatives                                        7.7
Savings Plan                                           2.10(b)
SEC                                                    7.4
Section 338(h)(10) Election                            8.7
Securities Act                                         11.10(t)
Seller                                                 Recitals
Seller Accrued Taxes                                   8.3
Seller Board Fiduciary Duties                          8.2
Seller Common Stock                                    1.2
Seller Disclosure Letter                               2
Seller Indemnified Parties                             9.3
Seller Material Adverse Effect                         11.10(u)
Seller Returns                                         8.2
Seller's Shareholder Meeting                           7.4
Seller Taxes                                           8.2
Seller's Knowledge                                     11.10(m)
Services Agreement                                     1.4(f)
Straddle Return                                        8.3
Tax Attributes                                         8.9
Tax Return                                             2.7(k)
Tax Sharing Arrangements                               8.1
Taxes                                                  2.7(k)
Threshold Amount                                       9.4(a)
White                                                  Recitals
White Ancillary Instruments                            4.1
White Material Adverse Effect                          11.10(v)
White Shares                                           1.2

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of September 20, 2001, by and among INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation ("SELLER"); BANKERS INSURANCE GROUP, INC., a Florida corporation (but solely with respect to Section 7.2) ("BIG"); GEOTRAC HOLDINGS, INC., a Delaware corporation ("BUYER"); DANIEL J. WHITE, an individual resident of the State of Ohio, and DANIEL J. WHITE TRUST (under Declaration of Trust dated May 7, 1998) and SANDRA A. WHITE TRUST (under Declaration of Trust dated May 7, 1998) (each a "White Trust" and, collectively with Daniel J. White, the "WHITES"); and GEOTRAC OF AMERICA, INC., a Florida corporation (the "COMPANY").

                                   BACKGROUND

         Seller currently owns all of the outstanding capital stock of the Company, which is engaged in the business of providing flood zone certifications and certain related services (as specifically described on SCHEDULE 11.10(B), the "BUSINESS"). Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, all of such outstanding capital stock of the Company, upon the terms and subject to the conditions set forth in this Agreement. The Whites desire to be parties to this Agreement as provided herein to induce Seller to enter into this Agreement.

         In consideration of the foregoing and of the respective representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       THE TRANSACTION

         1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, all of the outstanding shares of capital stock of Company (collectively, the "PURCHASED SHARES") for the consideration specified in Section 1.2 of this Agreement.

         1.2 Purchase Price. The aggregate purchase price payable for the Purchased Shares (the "PURCHASE PRICE") shall be (i) the sum of Nineteen Million Dollars (US$19,000,000), plus (ii) 524,198 shares (the "WHITE SHARES") of Common Stock, $0.01 par value per share ("SELLER COMMON STOCK"), of Seller currently owned by the White Trusts (collectively, the "PURCHASE PRICE"). At the Closing, Buyer shall pay the Purchase Price as follows:

                  (a) Buyer shall deliver to Seller, by wire transfer of immediately available US funds to an account designated in writing by Seller not less than 24 hours prior to the time set for Closing, the sum of Nineteen Million Dollars (US$19,000,000); and

                  (b) The Whites shall deliver, and Buyer shall cause the Whites to deliver, to Seller the White Shares as provided in Sections 1.5(b) and 1.7(a) below.

         1.3 Closing. For purposes of this Agreement, the term "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement. The Closing shall take place (i) at the offices of Seller, 360 Central Avenue, St. Petersburg, Florida 33701, at 10:00 a.m. on the second business day after the last to be satisfied or waived of the conditions set forth in Articles 5 and 6 hereof shall be satisfied or waived in accordance with this Agreement, or (ii) at such other place and time and/or on such other date as Buyer and Seller may agree in writing (the "CLOSING DATE"); provided, however, that the Closing Date shall occur no later than January 31, 2002. The transactions contemplated by this Agreement shall be deemed to have been consummated effective at 12:01 a.m., Eastern Time, on the Closing Date.

         1.4 Deliveries by Seller. At the Closing, Seller will deliver, or will cause to be delivered, to Buyer:

                  (a) share certificates representing the Purchased Shares, duly endorsed for transfer or accompanied by duly executed transfer powers;

                  (b) written resignations of David M. Howard, David K. Meehan and Robert M. Menke as the directors of the Company;

                  (c) a certificate of status from the Department of State of Florida for each of Seller and Company, dated as of a date not earlier than ten days prior to the Closing Date;

                  (d) a certificate from the President, or a Vice President, of Seller certifying that, as of the Closing Date, Seller has performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing;

                  (e) a certificate from the corporate secretary of Seller certifying, as of the Closing Date, as to the incumbency of the corporate officers of Seller, and to the resolutions adopted by the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby;

                  (f) a Flood Zone Determination Service Agreement, dated the Closing Date and effective immediately after the Closing, between Insurance Management Solutions, Inc., a wholly-owned subsidiary of Seller ("IMS"), and the Company, in the form attached hereto as EXHIBIT A (the "SUPPLY AGREEMENT"), duly executed by IMS;

                  (g) an Indemnification Agreement, dated the Closing Date and effective immediately after the Closing, between Seller and Daniel J. White in the form attached hereto as EXHIBIT B (the "INDEMNIFICATION AGREEMENT"), duly executed by Seller; and

                  (h) a Termination and Release Agreement, dated the Closing Date and effective as of the Closing, by and among Seller, Buyer, the Company, Daniel J. White, Sandra A. White and the White Trusts, in the form attached hereto as EXHIBIT C (the "TERMINATION AND RELEASE AGREEMENT"), duly executed by Seller.

         1.5 Deliveries by Buyer. At the Closing Buyer will deliver, or will cause to be delivered, to Seller:

                  (a) the cash portion of the Purchase Price as required by Section 1.2(b) of this Agreement;

                  (b) share certificates representing the White Shares, duly endorsed for transfer or accompanied by duly executed transfer powers;

                  (c) certificates of existence and good standing from the Secretary of State of Delaware for Buyer, dated as of a date not earlier than ten days prior to the Closing Date;

                  (d) a certificate from the President, or a Vice President, of Buyer certifying that, as of the Closing Date, Buyer has performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing;

                  (e) a certificate from the corporate secretary of Buyer certifying, as of the Closing Date, as to the incumbency of the corporate officers of Buyer and to the resolutions adopted by the Board of Directors and shareholders, respectively, of Buyer, authorizing the execution and delivery of this Agreement and performance of the transactions contemplated hereby;

                  (f) the written resignation of Daniel J. White as a Director of Seller;

                  (g) the Indemnification Agreement, duly executed by Daniel J. White; and

                  (h) the Termination and Release Agreement, duly executed by Daniel J. White, Sandra A. White and each of the White Trusts.

         1.6 Deliveries by Company. At the Closing the Company will deliver to Seller and/or Daniel J. White, as the case may be:

                  (a)      the Supply Agreement, duly executed by the Company;
and

                  (b) the Termination and Release Agreement, duly executed by the Company.

         1.7 Deliveries by the Whites. At the Closing the Whites will deliver, or will cause to be delivered, to Seller:

                  (a) share certificates representing the White Shares, duly endorsed for transfer or accompanied by duly executed stock powers;

                  (b) the written resignation of Daniel J. White as a Director of Seller;

                  (c) the Indemnification Agreement, duly executed by Daniel J. White; and

                  (d) the Termination and Release Agreement, duly executed by Daniel J. White.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the disclosure letter delivered to Buyer by Seller upon entering into this Agreement (the "SELLER DISCLOSURE LETTER"), Seller hereby represents and warrants to Buyer that:

         2.1 Organization and Good Standing. Each of Company and Seller is a corporation duly organized, validly existing and of active status under the laws of its jurisdiction of incorporation. Company has the corporate power and authority to own or lease its properties and assets as now owned or leased and to carry on its business as and where it is now being conducted. Seller has the corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller hereunder (the "SELLER ANCILLARY AGREEMENTS") and to perform its obligations under this Agreement and under each of the Seller Ancillary Agreements. Copies of Company's and Seller's articles of incorporation and bylaws, as amended and/or restated to the date hereof, have been delivered to Buyer and are correct and complete and in full force and effect on the date hereof.

         2.2 Authorization and Enforceability. The execution, delivery and performance of this Agreement and each of the Seller Ancillary Agreements by Seller have been duly authorized by all necessary corporate action on the part of Seller and its Board of Directors, subject only to approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Seller Common Stock. This Agreement has been duly executed and delivered by Seller. Assuming the due authorization, execution and delivery of this Agreement and the Seller Ancillary Instruments by the other parties hereto and thereto, this Agreement constitutes, and when executed and delivered each of the Seller Ancillary Instruments will constitute, a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

         2.3 No Violation of Laws or Agreements. The execution and delivery of this Agreement by Seller do not, and the consummation by Seller of the transactions contemplated hereby and the compliance by Seller with the terms, conditions and provisions of this Agreement will not, (a) conflict with, or result in a violation of any provision of the respective articles of incorporation or bylaws, as amended and/or restated, of Seller and Company, or
(b) with or without the giving of notice or the lapse of time, or both, constitute a breach or violation of, or default under, any terms, conditions or provisions of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, Law, contract, agreement or any other restriction to which the Seller is a party or by which Seller, or any of its assets (other than the Company or any of its assets) may be bound or affected, except, in the case of clause (b) above, for any breach, violation or default that, individually or in the aggregate, would not have a Company Material Adverse Effect.

         2.4 Capitalization and Ownership. The authorized capital stock of Company consists of: 500 shares of Common Stock, $1.00 par value (all of which shares have been validly issued and are presently outstanding and constitute all of the Purchased Shares); 1,000,000 shares of

Class "A" Preferred Stock, $10.00 par value, none of which are currently outstanding; and 1,000,000 shares of Class "B" Preferred Stock $10.00 par value, none of which are currently outstanding. Company does not hold any shares of capital stock as treasury shares. There are no outstanding subscriptions, options, agreements, contracts, calls, commitments or demands of any character to which Company or Seller are a party which restrict the transfer of the Purchased Shares. All of the Purchased Shares are owned of record and beneficially by Seller, free and clear of all Encumbrances. To Seller's Knowledge, Company does not own, directly or indirectly, any capital stock of, or any other equity interest in, any corporation or other business entity. At the Closing, Seller will convey to Buyer and Buyer will acquire the Purchased Shares free and clear of all Liens, other than those arising through Buyer or White or as a result of federal or state securities laws.

         2.5 Financial Statements. Included as SCHEDULE 2.5 hereto are copies of financial statements of the Company consisting of a balance sheet of Company as of December 31, 2000, and the related statement of income and cash flows for the year ended December 31, 2000 (including the notes contained therein or annexed thereto) (the "FINANCIAL STATEMENTS"), which Financial Statements have been reported on, and are accompanied by, the signed, unqualified opinion of Grant Thornton, LLP. The Financial Statements (a) fairly present, in all material respects and in accordance with generally accepted accounting principles, the financial position of the Company as of December 31, 2000, and for the year then ended, and (b) have been prepared in accordance with GAAP.

         2.6 Undisclosed Liabilities. To Seller's Knowledge, Company does not have, as of the date hereof, any material liability or obligation of any nature (whether due or to become due, absolute, contingent or otherwise), except liabilities or obligations (a) reflected in the balance sheet for the year ending December 31, 2000, or (b) incurred in the Ordinary Course of Business since December 31, 2000.

         2.7      Taxes and Tax Returns.

                  (a) Company has filed on a timely basis all income, sales, franchise and other material Tax Returns required to be filed by it on or before the Closing Date (including any consolidated, combined or unitary Tax Return required to be filed by any affiliated person or entity) accurately reflecting all income, sales, franchise and other material Taxes owing to the United States or any other government or any government subdivision, state or local, or any other taxing authority, and has paid in full all Taxes for which it has or may have liability (whether or not shown on any Tax Return). All such Tax Returns are accurate and complete in all material respects. To Seller's Knowledge, there is no unassessed Tax deficiency proposed or threatened against the Company as a result of the operation of its business and the Company is not a party to any action or proceeding brought by an governmental authority for the assessment or collection of Taxes. There are no liens on the assets of Company as a result of any Tax liabilities except for Taxes not yet due and payable.

                  (b) Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities, all amounts required to be so withheld and paid over under applicable Laws.

                  (c) Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (d) Neither Company nor any member of a consolidated, combined or unitary group that includes Company is a party to any action or proceeding brought by any governmental authority for the assessment or collection of Taxes, nor, to the Knowledge of Seller, has any such event been asserted or threatened against any of them. Company has not filed any consent of the type described under Section 341(f) of the Code, nor is it subject to any accumulated earnings penalties.

                  (e) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of Company for any period. No taxing authority has audited any Tax Return filed by Company for any taxable period beginning after December 31, 1997. All Tax deficiencies raised as a result of any past audits have been satisfied.

                  (f) Buyer has been furnished with complete and correct copies of all consolidated, combined or unitary Tax Returns which include the Company that have been filed by Seller for all taxable years beginning after December 31, 1997.

                  (g) No adjustments have been made by Seller or the Company under Section 481(a) of the Code, which will affect the Taxes of Buyer or the Company for any taxable years that end on or after the Closing Date. All Tax rulings or closing agreements to which the Company is a party are set forth in SCHEDULE 2.7.

                  (h) There are no Tax sharing agreements or similar arrangements in effect that include the Company.

                  (i) There are no Tax deficiencies of any kind assessed against, relating to, or with respect to which liability could be imposed upon the Company, including pursuant to Treasury Regulations Section 1.1502-6 or any corresponding state, local or foreign provision, as a transferee or successor, by contract or otherwise.

                  (j) All income or franchise Taxes owed by any consolidated, combined or unity group of which the Company is, or was, a member, with respect to each taxable period during which Company was a member of the group, have been paid in full (regardless of what is shown on a Tax Return).

                  (k) For purposes of this Agreement, "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, use, net worth, payroll and franchise, taxes, fees and charges, imposed by the IRS or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         Anything herein to the contrary notwithstanding, Seller's representations and warranties pursuant to this Section 2.7 shall be limited as follows. First, Seller's representations and warranties shall not apply to any Tax periods, or portions thereof, which ended on or before July 31, 1998. Second, Seller's representations and warranties shall not apply to any separate, as opposed to consolidated, combined or unitary, Tax Returns filed by the Company following July 31, 1998. Third, Seller's representations and warranties shall not apply to the extent that they would be based, in whole or in part, upon any inaccurate or incorrect information provided to the Seller by Daniel J. White or by any other employee of the Company (other than an employee of the Company who is also an employee of Seller).

         2.8 Litigation or Proceedings. There are no actions, suits, investigations or proceedings pending or, to Seller's Knowledge, threatened, at law or in equity, by or before any Governmental Body against Seller or any of its executive officers or directors (excluding Daniel J. White) in such capacity, except for those that would not have a Company Material Adverse Effect.

         2.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person, including any Governmental Body, is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Seller, except for those specifically contemplated by the terms of this Agreement, those that have been made or obtained as of the date hereof, and those that the failure to make or obtain would not have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

         2.10     Employee Benefits Representations and Warranties

                  (a) Except as set forth in subsection (b) below, no Employee Benefit Plan, as defined in Section 11.10(g), for Former Employees or present Employees of the Company is maintained by Seller or any other entity (other than the Company) that is an Affiliate of Seller.

                  (b) Eligible employees of the Company participate in The Associates Savings Plan ("SAVINGS PLAN"), which is sponsored by Bankers Financial Corporation, a corporation that beneficially owns, indirectly through one or more direct or indirect subsidiaries, a majority of the outstanding Seller Common Stock. The Savings Plan and its associated trust substantially comply in operation with the applicable requirements of Code Section 401(a), and the Savings Plan and its associated trust substantially comply in form with the requirements of Code Section 401(a) except to the extent that it will be amended prior to the end of the "REMEDIAL AMENDMENT PERIOD" under Section 401(b) of the Code to comply as to form with the requirements of Code Section 401(a).

                  (c) The Company has no liability, whether actual or contingent, under Title IV of ERISA with respect to any Employee Benefit Plan maintained by Seller or any entity (other than Company) that is an Affiliate of Seller.

         2.11 Brokerage. Except for Raymond James & Associates, Inc., which shall be paid solely by Seller, neither Seller nor any of its officers, directors (excluding Daniel J. White) or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         2.12 Books and Records. The minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct in all material respects.

         2.13 Contracts. SCHEDULE 2.13 contains a true and correct list of each Contract between Company and any Related Party other than Contracts which have been either entered into in the Ordinary Course of Business of Company or specifically approved by the Board of Directors of Company.

         2.14 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 2, Seller makes no other express or implied representation or warranty to Buyer in connection with the transactions contemplated by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF BUYER TO SELLER

         Buyer hereby represents and warrants to Seller that:

         3.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease its properties and assets as now owned or leased and to carry on its business as and where now being conducted. Buyer has the corporate power and authority to execute and deliver this Agreement and each other agreement, document and instrument contemplated hereunder to which it is a party (the "BUYER ANCILLARY AGREEMENTS") and to perform its obligations under this Agreement and under each of the Buyer Ancillary Agreements. Copies of Buyer's certificate of incorporation and bylaws, as amended to date, have been delivered to Seller and are correct and complete and in full force and effect on the date hereof.

         3.2 Authorization and Enforceability. The execution, delivery and performance of this Agreement and each of the Buyer Ancillary Agreements by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, its Board of Directors and stockholders. This Agreement has been duly executed and delivered by Buyer and each of the Whites. Assuming the due authorization, execution and delivery of this Agreement and each of the Buyer Ancillary Agreements and White Ancillary Agreements (as hereinafter defined) to which it is a party by Seller, (a) this Agreement constitutes, and when executed and delivered each of the Buyer Ancillary Agreements will constitute, a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms subject to the Bankruptcy and Equity Exception, and (b) this Agreement constitutes, and when executed and delivered each of the White Ancillary Agreements will constitute, a valid and legally binding obligation of the Whites enforceable against the Whites in accordance with its terms subject to the Bankruptcy and Equity Exception.

         3.3 No Violation of Laws or Agreements. The execution and delivery of this Agreement by Buyer and each of the Whites do not, and the consummation by Buyer and the Whites of the transactions contemplated hereby and the compliance by Buyer and the Whites with the terms, conditions and provisions of this Agreement will not (a) conflict with, or result in a violation of any provision of the certificate of incorporation or bylaws of Buyer, or (b) with or without the giving of notice or the lapse of time, or both, constitute a breach or violation of, or default under, any terms, conditions or provisions of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, Law, Contract, agreement or any other restriction to which Buyer and/or any of the Whites is a party or by which Buyer and/or any of the Whites, or any of their respective assets, may be bound or affected, except, in the case of clause
(b) above, for any breach, violation or default that, individually or in the aggregate, would not have a Buyer Material Adverse Effect, a White Material Adverse Effect or prevent, materially delay or materially impair the ability of Buyer and/or any of the Whites to consummate the transaction contemplated by this Agreement.

         3.4 Litigation or Proceedings. Except as set forth on SCHEDULE 3.4 OR SCHEDULE 4.5, there are no actions, suits, investigations or proceedings pending or, to Buyer's Knowledge, threatened, at law or in equity, by or before any Governmental Body, agency or instrumentality, against Buyer, any of its executive officers or directors in such capacity, or any of the Whites, except for those that would not have a Buyer Material Adverse Effect or prevent, materially delay or materially impair the ability of Buyer and/or any of the Whites to consummate the transactions contemplated by this Agreement.

         3.5 Consents. No consent, approval or authorization of, or registration or filing with any Person, including any Governmental Body, is required to be made or obtained by Buyer or any of the Whites in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Buyer, except for those specifically contemplated by the terms of this Agreement, those that have been made or obtained as of the date hereof, and those that the failure to make or obtain would not have a Buyer Material Adverse Effect or prevent, materially delay or materially impair the ability of Buyer and/or any of the Whites to consummate the transactions contemplated by this Agreement.

         3.6      Investment Representations.

                  (a) Buyer will acquire the Purchased Shares hereunder for its own account for investment only, and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act. Buyer hereby acknowledges that the Purchased Shares to be acquired by Buyer pursuant to this Agreement have not been, and will not be, registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Buyer agrees not to transfer all or any portion of the Purchased Shares to be acquired pursuant to this Agreement unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws.

                  (b) Buyer, either alone or with its advisers, has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of acquiring the Purchased Shares, and has the ability to bear the economic risk of acquiring the Purchased Shares. Buyer is an "ACCREDITED INVESTOR," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         3.7 Solvency. Immediately after the Closing, Buyer shall be able to pay its debts as they become due, shall own assets having a fair market value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of contingent liabilities) and shall not have an unreasonably small amount of capital to conduct its business.

         3.8 Brokerage. Except for NatCity Investments, Inc., which shall be paid solely by Buyer, neither Buyer nor any of its officers, directors or employees, including Daniel J. White, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, Buyer makes no other express or implied representation or warranty to Seller in connection with the transactions contemplated by this Agreement.

4.       JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF WHITES TO SELLER

         Each of the Whites hereby jointly and severally represents and warrants to Seller that:

         4.1 Power. Each of the Whites has the full legal power, right and authority to enter into, execute and deliver this Agreement and the other instruments and documents contemplated hereunder (including, if applicable, the respective stock powers) to be executed and delivered by any or all of them (the "WHITE ANCILLARY INSTRUMENTS"), and to carry out their respective obligations under the transactions contemplated hereby and thereby.

         4.2 Validity. This Agreement has been duly and validly executed and delivered by each of the Whites and is, and when executed and delivered each White Ancillary Instrument will be, the legal, valid and binding obligation of such White, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         4.3 Title. The Daniel J. White Trust (under Declaration of Trust dated May 7, 1998) is the owner of record and beneficially of 262,099 of the White Shares and the Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) is the owner of record and beneficially of 262,099 of the White Shares, free and clear of all Liens including, without limitation, voting trusts or agreements, proxies, or marital or community property interests. At the Closing, the Whites will convey to Seller and Seller will acquire all of the White Shares free and clear of all Liens, other than those arising through Seller or as a result of federal or state securities laws.

         4.4 No Violation of Laws or Agreements. The execution and delivery of this Agreement by each of the Whites does not, and the consummation by each of the Whites of the transactions contemplated hereby and thereby and the compliance by each of the Whites with the terms, conditions and provisions of this Agreement will not, with or without the giving of notice or the lapse of time, or both, constitute a breach or violation of, or default under, any terms, conditions or provisions of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, Law, Contract, agreement or any other restriction to which any of the Whites is a party or by which any of the Whites or any of his or its assets may be bound or affected, except for any breach, violation or default that, individual or in the aggregate, would not have a White Material Adverse Effect or prevent, materially delay or materially impair the ability of any of the Whites to consummate the transactions contemplated by this Agreement.

         4.5 Litigation or Proceedings. Except as set forth on SCHEDULE 4.5, there are no actions, suits, investigations or proceedings pending or, to White's Knowledge, threatened, at law or in equity, by or before any Governmental Body, agency or instrumentality, against any of the Whites except for those that would not have a White Material Adverse Effect or prevent, materially delay or materially impair the ability of any of the Whites to consummate the transactions contemplated by this Agreement.

         4.6 Consents. No consent, approval or authorization of, or registration or filing with any Person, including any Governmental Body, is required to be made or obtained by any of the Whites in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Whites, except for those specifically contemplated by the terms of this Agreement, those that have been made or obtained as of the date hereof, and those that the failure to make or obtain would not have a White Material Adverse Effect or prevent, materially delay or materially impair the ability of any of the Whites to consummate the transactions contemplated by this Agreement.

         4.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4, none of the Whites makes any other express or implied representation or warranty to Seller in connection with the transactions contemplated by this Agreement.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND WHITES

         The obligation of each of Buyer and the Whites to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

         5.1 Representations True. The representations and warranties of Seller contained in Article 2 of this Agreement shall be true and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need be true and accurate only as of such date or with respect to such period, and except as affected by the transactions contemplated under this Agreement).

         5.2 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by holders of a majority of the outstanding shares of Seller

Common Stock in accordance with applicable law and the articles of incorporation and bylaws of Seller, each as amended and/or restated to date.

         5.3 Performance of Obligations. Seller shall have performed in all material respects the obligations under this Agreement required to be performed by it on or before the Closing Date.

         5.4      Receipt of Documents by Buyer. Buyer shall have received:

                  (a) the deliveries required by Section 1.4 hereof to be made, or caused to be made, by Seller at Closing; and

                  (b) a certificate executed by the President and Secretary or Treasurer of Seller certifying, to their Knowledge, as to the fulfillment of the matters contained in this Article 5.

         5.5 No Litigation. No court or Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, Law, ordinance, judgment, decree, injunction or other order that is in effect and permanently enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

         5.6 Delivery of Minute Book. Seller shall have delivered or made available to Buyer the minute book of Company.

         5.7 Absence of Material Claims for Certain Erroneous Flood Zone Determinations. Since the date of this Agreement, there shall have been no material claims against the Company arising out of or relating to either (i) the operations or activities of the Seller and its subsidiaries (other than the Company or any entity controlled thereby) or (ii) any erroneous flood zone determinations issued by Bankers Hazard Determination Services, Inc. prior to July 31, 1998, except, in each case, for those which are or are reasonably expected to be covered by insurance maintained by the Company or Seller (excluding any deductible amounts) and for those which would not have a Company Material Adverse Effect.

         5.8 Undertakings to Vote Seller Stock. Seller shall have delivered to Buyer, concurrent with the execution and delivery of this Agreement, a written undertaking (in substantially the form attached hereto as EXHIBIT D) by each of David K. Meehan, David M. Howard, John A. Grant, Jr., William D. Hussey, E. Ray Solomon, Alejandro M. Sanchez and John S. McMullen to vote the respective shares of Seller Common Stock owned thereby in favor of the transactions contemplated by this Agreement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligation of Seller to effect the transaction contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

         6.1 Representations True. The representations and warranties of Buyer and the Whites contained in this Agreement shall be true and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need be true and accurate only as of such date or with respect to such period, and except as affected by the transactions contemplated under this Agreement).

         6.2 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by holders of a majority of the outstanding shares of Seller Common Stock in accordance with applicable law and the articles of incorporation and bylaws of Seller, each as amended and/or restated to date.

         6.3      Receipt of Documents by Seller. Seller shall have received:

                  (a) the deliveries required by Sections 1.5 and 1.7 hereof to be made, or caused to be made, by Buyer and the Whites at Closing; and

                  (b) a certificate executed by the President and Secretary or Treasurer of Buyer certifying, to their Knowledge, as to the fulfillment of the matters contained in this Article 6.

         6.4 Performance of Obligations. Buyer and the Whites shall have performed in all material respects the obligations under this Agreement required to be performed by them on or before the Closing Date.

         6.5 No Litigation. No court or Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, Law, ordinance, judgment, decree, injunction or other order that is in effect and permanently enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

         6.6 Undertakings to Vote White Shares. Each of the White Trusts shall have delivered to Seller, concurrent with the execution and delivery of this Agreement, a written undertaking (in substantially the form attached hereto as EXHIBIT E) to vote the White Shares in favor of the transactions contemplated by this Agreement.

7.       COVENANTS

         7.1      Termination of Related Party Agreements; Final Accounting.
SCHEDULE 7.1 sets forth all Contracts and arrangements, whether written or oral, existing as of the date hereof between the Company and/or Daniel J. White and any Related Party ("RELATED PARTY AGREEMENTS"). On or before the Closing Date, the Seller shall take or cause to be taken (and Daniel J. White shall cooperate in taking) all necessary or appropriate actions so that, as of the Closing, (a) the Company shall have satisfied and paid in full all accounts payable, debts or obligations of the Company to Seller and/or any Related Party under the Related Party Agreements through and including the Closing Date, and (b) Seller and the Related Parties shall have satisfied and paid in full all accounts payable, debts or obligations of Seller and/or the Related Parties to the Company under the Related Party Agreements through and including the Closing Date. At Closing, if any amounts are owing by the Company to Seller or any Related Party such amounts will be offset against the amounts owing as of the Closing by Seller or any

Related Party to Company, then the Company shall pay the balance owing, if any, in cash, at the Closing. If after offsetting the amounts owed by Seller or a Related Party to the Company against the amounts owed by the Company to Seller or any Related Party, there still remains an amount owing to the Company by Seller or such Related Party, then Seller shall pay, or cause to be paid, such additional amount to Company at Closing. Except as expressly provided in
SCHEDULE 7.1, the Related Party Agreements shall be terminated effective as of the Closing, none of the Company, Daniel J. White or any Related Party will have any further rights or obligations under any Related Party Agreement, and each of Seller, Company and Daniel J. White shall execute and deliver to the others the Termination and Release Agreement.

         7.2 Covenant Not to Compete. For a period of five (5) years commencing on the Closing Date, each of Seller and BIG agrees that neither it nor any of its subsidiaries shall, directly or indirectly, without the prior consent of Buyer, (a) engage in the Business, (b) solicit any individuals employed by Company as of the date hereof (other than executive officers or directors of the Company who are also executive officers and/or directors of Seller and/or BIG as of the date hereof) to become employees of Seller, BIG or any of their respective subsidiaries, or (c) employ or retain as a consultant any such individual or any entity owned or controlled by any such individual (together, the "COVENANT NOT TO COMPETE"); provided, however, that the foregoing Covenant Not to Compete: (i) shall not prohibit the ownership of securities of corporations or other business entities which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares or other securities of any such corporation or other business entity; (ii) shall not prohibit the general solicitation of employees or consultants in the ordinary course of business; and (iii) shall be terminated and of no further force and effect in the event that Buyer or the Company materially breaches the Supply Agreement. The parties agree that the geographic scope of this Covenant Not to Compete shall extend to the entire world. The parties agree that the covenants deemed included in this Section are, taken as a whole, reasonable in their geographic and temporal coverage, and no party shall raise any issue of geographic or temporal reasonableness in any proceeding to enforce such covenant. The parties intend that the covenant contained in the preceding sentence shall be construed as a series of separate covenants, one for each jurisdiction located outside the United States and one for each state, city and county included within the United States and, except for geographic coverage, each such separate covenant shall be deemed identical.

         7.3 Acquisition Proposals. From the date hereof through the first to occur of the termination of this Agreement and the Closing Date, Seller shall not, nor shall Seller authorize or permit any of its officers, directors (other than Daniel J. White), employees, representatives, investment bankers, attorneys, accountants, subsidiaries (other than Company) or other agents to,
(a) solicit or initiate the submission of any Acquisition Proposal (as defined below), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any material discussions or negotiations with, or furnish written information or material oral information to, any person in connection with any Acquisition Proposal. If an Acquisition Proposal is made to or received by Seller after the date hereof, Seller will, within two (2) business days of such receipt, notify Buyer of the principal terms thereof (an "ACQUISITION PROPOSAL NOTICE"), but Seller shall not be required to disclose to Buyer the identity of the person(s) making such offer. Notwithstanding the foregoing, the provisions hereof shall not prohibit the board of directors of Seller from taking, or causing to be taken, any action it reasonably believes, based as to legal matters on the advice of outside counsel, is required for the board of directors of Seller to comply with its fiduciary duties imposed by law (the "SELLER BOARD FIDUCIARY DUTIES") to respond to an unsolicited Acquisition Proposal, including (without limitation) (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an Acquisition Proposal, and (ii) complying with applicable law, including the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder. For purposes of this Agreement, the term "PERMITTED ACTION" shall mean any action taken, or caused to be taken, by the Board of Directors of Seller described by the preceding sentence. Before providing any written information or material oral information about Company as permitted by the immediately preceding sentence, Seller shall have received a written Acquisition Proposal and shall have informed Buyer of that proposed action and of the substance of the information to be provided; provided, however, that Buyer shall not block or delay the provision of such information, and, at Seller's written request, Buyer shall return to Seller, or forward to a third party, any such information in Buyer's possession that Seller or Company shall have generated or provided to Buyer. For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any proposal relating to a (A) merger, consolidation or similar transaction to which Company is a party, (B) sale, lease or other disposition by merger, consolidation, share exchange or otherwise of all or substantially all of the assets of Company, or (C) issuance, sale or other disposition of (other than pursuant to the pledge thereof to Seller's lenders, which pledge is in existence on the date hereof) (including by way of merger, consolidation, share exchange or any similar transaction) equity securities (or options, rights or warrants to purchase, or securities convertible into, such equity securities) of Company; provided, however, that the term Acquisition Proposal shall not include, among other things, (i) any merger, consolidation, share exchange or similar transaction involving Seller or (ii) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) equity securities (or options, rights or warrants to purchase, or securities convertible into, such equity securities) of Seller.

         7.4 Shareholder Meeting. Commencing not later than October 15, 2001, Seller shall take, consistent with applicable law and its Articles of Incorporation and Bylaws, as amended and/or restated to date, all action necessary to convene and hold a meeting of holders of Seller Common Stock as promptly as practicable after October 15, 2001 for the purpose of considering and voting upon the approval of this Agreement and the transactions contemplated herein (the "SELLER'S SHAREHOLDER MEETING").

         Without limiting the generality of the foregoing, Seller shall, promptly following October 15, 2001 (but not later than November 5, 2001), prepare a proxy statement (whether as part of a registration statement on Form S-4 or otherwise) (the "PROXY STATEMENT"), file it with the Securities and Exchange Commission ("SEC") under the Exchange Act, and use all reasonable efforts to have it cleared or declared effective by the SEC. As promptly as practicable after the Proxy Statement has been cleared or declared effective by the SEC, Seller shall mail the Proxy Statement to the shareholders of Seller as of the record date for the shareholders' meeting referred to above. Seller shall use its reasonable best efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Buyer, respond promptly to any comments of the SEC relating to the preliminary Proxy Statement pertaining to the transactions contemplated by this Agreement and to cause the definitive Proxy Statement relating to the transactions contemplated by this Agreement to be mailed to its shareholders, all at the earliest practicable time. Whenever an event occurs which should be set forth in an amendment or supplement to the Proxy Statement or any other filing required to be made with the SEC, each party hereto will promptly inform the others and cooperate in filing with the SEC and/or mailing to shareholders such amendment or supplement. Other than as required by Seller Board Fiduciary Duties, the Board of Directors of Seller shall recommend such approval (referral to which shall be included in the Proxy Statement) and Seller shall take all lawful action to solicit such approval. At any such meeting of Seller's shareholders all of the White Shares shall be voted for the approval of this Agreement and the transactions contemplated hereby. Buyer and the Whites covenant and agree to cooperate with Seller in connection with the preparation, filing and mailing of the Proxy Statement and any amendment or supplement thereto, including (without limitation) providing, as promptly as practicable and at their sole expense, such information as Seller shall reasonably request for use in the Proxy Statement. Buyer and the Whites agree that Seller may rely on any information furnished by Buyer or White in preparing the Proxy Statement and any amendment or supplement thereto.

         Nothing in this Section 7.4 is intended to preclude the Board of Directors of Seller from taking, or causing to be taken, any action which the Board of Directors determines, based on the advice of outside counsel as to legal matters, is required by Seller Board Fiduciary Duties.

         7.5 Management Continuity. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Seller shall cause the Company to continue to employ Daniel J. White in the same capacities and at the same compensation as of the date hereof; provided, however, that Daniel J. White's employment with the Company may be terminated for "CAUSE" as provided in Section 8.1 of the Employment Agreement, dated July 31, 1998, between the Company and Daniel J. White.

         7.6 Operations of Business Prior to Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated by this Agreement or with the prior written consent of both Buyer and Seller, which consent of Buyer shall not be unreasonably withheld or delayed by either party:

                  (a) Conduct of Business / Ordinary Course. Seller and, to the extent within Daniel J. White's control, Daniel J. White shall cause Company to carry on its business in the usual, regular, and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, shall use their respective reasonable best efforts, consistent with past practice and policies, to preserve intact Company's present business organization and maintain its existing relations and goodwill with customers, suppliers, distributors, employees, consultants and others having business dealings with Company. Seller shall promptly notify Buyer, and Buyer and Daniel J. White shall promptly notify Seller, of any event or occurrence or emergency of which such party becomes aware, which is not in the ordinary course of business of Company or which is material and adverse to Company's business.

                  (b) Dividends, Issuance of or Changes in Securities. Seller shall not cause or permit the Company to: (i) declare, set aside or pay any dividend; (ii) issue, sell, pledge or dispose of or commit to the issuance, sale, pledge or disposition of any capital stock of the

Company, or any securities convertible into capital stock of the Company, or any options, warrants, calls, commitments, or rights of any character obligating Company to issue any such capital stock; (iii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for outstanding capital stock of the Company; or (iv) repurchase or otherwise acquire any shares of capital stock of the Company, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock.

                  (c) Governing Documents. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to amend the Company's Articles of Incorporation or By-laws, as amended and/or restated as of the date hereof.

                  (d) No Acquisitions. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                  (e) No Dispositions. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of Company's material assets or cancel, release, or assign any material indebtedness or claim, except in the Ordinary Course of Business.

                  (f) Indebtedness. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to incur any material indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except in the Ordinary Course of Business.

                  (g) Claims. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to settle any material claim, action or proceeding, except in the Ordinary Course of Business.

         7.7 Access to Properties and Records. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Seller shall, upon reasonable notice (and except as may otherwise be required by applicable Law), cause the Company to (i) afford Buyer and its employees, counsel, accountants and other authorized representatives ("REPRESENTATIVES") reasonable access, during normal business hours (but in such a manner as not unduly to disrupt the business of the Company), to the personnel, premises, properties, contracts, books and records of the Company; provided, however, that no investigation pursuant to this
Section 7.7 shall affect or be deemed to modify any representation or warranty made by Seller and, provided further, that the foregoing shall not require Seller or the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of Seller would result in the disclosure of any trade secrets of third parties or violate any of the Company's obligations with respect to confidentiality if the Seller shall have caused the Company to use reasonable efforts to obtain the consent of such third party to such inspection or disclosure. Upon the written request of the President and Chief Executive Officer of Seller, all requests for access or information made pursuant to this Section shall be directed to the

President and Chief Executive Officer of Seller or such other Person as he may designate. All such information shall be governed by the terms of the Confidentiality Agreement dated April 14, 2000, among Seller, Company, Buyer and Daniel J. White, which Confidentiality Agreement shall survive the termination of this Agreement. With Seller's prior written consent, which shall not be unreasonably withheld, Buyer shall be entitled to make appropriate inquiries of third parties in the course of its investigation.

         7.8      Employee Benefit Plans.

                  (a) Except as set forth in subsection (b) below, the Company shall be responsible for and shall discharge any and all liabilities or obligations arising under any Employee Benefit Plan maintained by the Company for Former Employees or present Employees of Company in accordance with the terms of such Employee Benefit Plan.

                  (b) The Company shall promptly contribute to the Savings Plan Employee elective deferral contributions and the corresponding matching contribution with respect to compensation that is attributable to services rendered through the day immediately prior to the Closing Date. Such contributions shall be made as soon as practicable following the relevant payroll date, but in no event later than the fifteenth day of the month immediately following the month in which occurs the relevant payroll date. To the extent permitted under applicable law, each Employee of the Company who participates in the Savings Plan and who continues in employment with the Company immediately following the Closing Date shall be eligible to receive a lump sum distribution of his or her account balance, subject to applicable withholding rules. Employees of the Company will not be eligible to share in the year-end discretionary contribution, if one is made, except to the extent required by the terms of the Savings Plan or applicable law.

         7.9 Insurance Matters. SCHEDULE 7.9 sets forth a list of insurance policies currently maintained by Seller and/or BIG, which name the Company as an additional insured. The parties acknowledge that the Company shall be removed as an additional insured from such policies effective as of the Closing, and Seller agrees to take, or cause to be taken, any action necessary to cause such removal; and, following the Closing, neither the Company nor Buyer shall have any further liability for premiums payable to the insurance companies under such insurance policies.

         7.10 Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         7.11     Filings; Other Actions; Notification.

                  (a) Buyer, Daniel J. White and Seller shall cooperate with each other and use their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its or his part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Body in order to consummate the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Buyer and Seller, as the case may be, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Body in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of Buyer and Seller shall act reasonably and as promptly as practicable.

                  (b) Buyer and Seller each shall, upon request by the other, furnish the other with all information concerning itself, its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer or Seller to any third party and/or any Governmental Body in connection with the transactions contemplated by this Agreement.

                  (c) Subject to any confidentiality obligations and the preservation of any attorney-client privilege, Buyer and/or Daniel J. White and Seller each shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received or made by Buyer and/or Daniel J. White or Seller, as the case may be, in connection therewith.

         7.12 Reasonable Efforts of Seller. Seller shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement and shall promptly notify Buyer in writing of any event or fact that represents or is likely to cause a breach of any of Seller's representations, warranties, covenants or agreements contained in this Agreement.

         7.13 Reasonable Efforts of Buyer and the Whites. Buyer and the Whites shall use their reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement and shall promptly notify Seller in writing of any event or fact that represents or is likely to cause a breach of any of Buyer's and/or any White's representations, warranties, covenants or agreements contained in this Agreement.

         7.14 Further Assurances; Cooperation. At and after the Closing, each party hereto will execute and deliver such further instruments and documents and perform such acts as may be reasonably necessary or appropriate to cause the satisfactory completion and consummation of the transactions contemplated by this Agreement.

         7.15 Post-Closing Access; Preservation of Books and Records. Buyer and the Company shall, following the Closing, give to Seller and its authorized Representatives such reasonable access, during normal business hours and upon prior notice, to books and records of Company (including without limitation all such books of account and tax records) as Seller may reasonably request in connection with (a) the preparation and filing of Returns and (b) the verification of any claim of Buyer for indemnification under this Agreement, and shall permit Seller to make extracts and copies of such books and records at the expense of Seller. Buyer and the Company shall preserve all books and records of the Company for a period of seven years after the Closing; provided, however, that Buyer shall have the right at any time to return any of such books and records to Seller. Seller shall afford Buyer similar rights of access to any books and records retained by it.

         7.16 Consents, Approvals and Filings. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable best efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Bodies) and to lift any injunction or other legal bar to the transactions contemplated by this Agreement.

         7.17 Disclosures and Announcements. Announcements concerning the transactions provided for in this Agreement by any party to this Agreement shall be subject to the prior review and approval of the other parties in all essential respects, which approval shall not be unreasonably delayed or denied; provided, however, that the approval of Buyer, the Whites or the Company shall not be required as to any statements or other information which Seller is required to make pursuant to any rule or regulation of the SEC, the Nasdaq Stock Market, the National Association of Securities Dealers, Inc. ("NASD"), or otherwise required by Law.

8.       TAX MATTERS

         8.1 Termination of Tax Sharing Arrangements. SCHEDULE 8.1 sets forth a list of all Tax sharing agreements and arrangements existing as of the date of this Agreement between the Company (or any direct or indirect subsidiary of the Company) (collectively, the "BUYER GROUP") and Seller (or any direct or indirect subsidiary of Seller (other than Company or any direct or indirect subsidiary of the Company)) (collectively, the "SELLER GROUP"). The parties hereto agree that, except as otherwise provided in this Article 8, all rights, liabilities and obligations of the Buyer Group under any Tax sharing agreements and arrangements in effect on the Closing Date between the Buyer Group (or any member thereof) and the Seller Group (or any member thereof) shall terminate immediately prior to the Closing as of the Closing Date (with the result that the Buyer Group shall not be bound thereby or have any liability thereunder) and such termination shall be effective at that time without the need of any further action by the Buyer Group or the Seller Group.

         8.2 Seller's Tax Returns. Company shall continue to be included for any period ending on or before the Closing Date in the consolidated federal income Tax Return of which Seller is the common parent and in any required state or local consolidated, combined or unitary income or franchise Tax Returns of which Seller or any member of the Seller Group is the common parent that include Company for any period of Company ending prior to or on the Closing Date (all such Tax Returns covering taxable periods of Company ending prior to or on the Closing Date being hereinafter referred to as "PRE-CLOSING CONSOLIDATED RETURNS"). Seller, in a manner consistent with past practices, shall timely prepare and file or cause to be prepared and filed all Pre-Closing Consolidated Returns ("SELLER RETURNS"). Seller shall timely pay or cause to be paid all Taxes due and payable with respect to Seller Returns ("SELLER TAXES"). The

Buyer Group shall reimburse the Seller Group for the Buyer Group's allocable share (as determined pursuant to Section 8.4 hereof) of the Taxes due with respect to any Seller Returns filed after the Closing Date in the manner and at the times set forth in Section 8.4.

         8.3 Buyer's and Company's Tax Returns. The Company shall timely prepare and file, or cause to be prepared and filed, all Tax Returns required by Law of the Buyer Group that are not required to be prepared and filed on a consolidated, combined or unitary with Seller or any member of the Seller Group ("BUYER RETURNS"). Except as otherwise provided in Section 8.7 hereof, the Buyer Group shall pay all Taxes ("Buyer Taxes") due and payable with respect to the Buyer Returns. The Seller Group shall timely reimburse the Buyer Group in cash for the portion of any Taxes due and payable with respect to any Ohio state or local Buyer Returns for the 2000 taxable year and subsequent periods ending on, before or including the Closing Date which are solely attributable to the Seller Group's failure to treat the costs of the Company's map database additions as current year expenses in any federal Pre-Closing Consolidated Return (which reimbursement shall be treated as an adjustment to the purchase price). In the event of a disagreement regarding the amount of the reimbursement, the determination of the reimbursement amount shall be made by the Independent Accounting Firm (as hereinafter defined) appointed in a manner similar to that set forth in Section 8.4.

         8.4 Reimbursement of Taxes. Not less than forty-five (45) days prior to the date tentatively scheduled for Closing, Seller shall deliver to Buyer a pro forma Return that reflects the tax items of the Buyer Group through the most recently completed month for the taxable year of the Buyer Group that will end on or will include the Closing Date for Buyer's review and comments. Seller shall be required to make any changes to such pro forma Return reasonably requested by Buyer (which requested changes shall be delivered to Seller within fifteen (15) days after Buyer's receipt of such pro forma Return) to the extent consistent with the past practices of Seller or the Company and any other changes reasonably requested by Buyer. Thereafter, Seller shall deliver to Buyer Seller's calculation of the amount of Tax attributable to the Buyer Group pursuant to this Section 8.4 for the period covered by the pro forma Return (the "INITIAL ESTIMATED TAX CALCULATION"). The Initial Estimated Tax Calculation shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group as set forth on the pro forma Return as revised to incorporate the changes reasonably requested by Buyer; provided, however, in the case of Florida Corporate Income/Franchise Taxes, the Initial Estimated Tax Calculation shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group, except that the Florida apportionment factors and fraction of the entire consolidated group (and not the apportionment factors and fraction of only the Buyer Group) shall be used. If Buyer and Seller are able to agree in writing upon the Initial Estimated Tax Calculation within ten (10) days following delivery thereof (the "INITIAL ESTIMATED TAX CALCULATION PERIOD") by Seller to Buyer, then Seller and White shall cause the Company to pay to Seller at Closing cash in the amount of the Initial Estimated Tax Calculation (the "INITIAL ESTIMATED TAX AMOUNT"), less any amounts previously paid by the Company to the Seller Group with respect to the Initial Tax Calculation Period. In the event Buyer and Seller cannot agree on the Initial Estimated Tax Calculation within the Initial Estimated Tax Calculation Period, then the determination of the Initial Estimated Tax Calculation shall be determined by an accounting firm of nationally recognized standing (the "INDEPENDENT ACCOUNTING FIRM") to be mutually selected by Buyer and Seller or, if no agreement is reached, by the accountants engaged by Seller and Buyer, respectively. The Independent Accounting Firm shall make a calculation of the Initial Estimated Tax Calculation, which shall be final and binding. The Independent Accounting Firm shall make its calculation of the Initial Estimated Tax Calculation as promptly as possible, but in no event later than the day immediately preceding the Closing Date. At the Closing, Seller and White shall cause the Company to pay to Seller, the Initial Estimated Tax Amount as determined by the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid one-half by Buyer and one-half by Seller.

         Within forty-five (45) days following the Closing, Seller shall deliver to Buyer a pro forma Return that reflects the tax items of the Buyer Group through the Closing Date. Seller shall be required to make any changes reasonably requested by Buyer to the extent consistent with the past practices of Seller or the Company and any other changes reasonably requested by Buyer. Thereafter, Seller shall deliver to Buyer Seller's calculation of the Tax payable by Company and Buyer pursuant to this Section 8.4 through and including the Closing Date (the "REVISED ESTIMATED TAX CALCULATION"). The Revised Estimated Tax Calculation shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group, as set forth on the pro forma Return as revised to incorporate the changes reasonably requested by Buyer; provided, however, in the case of Florida Corporate Income/Franchise Taxes, the Revised Estimated Tax Calculation shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group, except that the Florida apportionment factors and fraction of the entire consolidated group (and not the apportionment factors and fraction of only the Buyer Group) shall be used. If Buyer and Seller are able to agree in writing upon the Revised Estimated Tax Calculation within fifteen (15) days following the delivery of the Revised Estimated Tax Calculation to Buyer, then the Company shall pay, and the Buyer shall cause the Company to pay, promptly to Seller an amount equal to (i) the amount of the Revised Estimated Tax Calculation (the "REVISED ESTIMATED TAX AMOUNT"), less (ii) the Initial Estimated Tax Amount. In the event Seller and Buyer cannot agree on the Revised Estimated Tax Calculation within sixty (60) days following the Closing, then the determination of the Revised Estimated Tax Amount shall be determined by the Independent Accounting Firm selected as set forth above, which shall be instructed to use every reasonable effort to make such determination within fifteen (15) days of submission thereto and, in any event, as soon as practicable after such submission. The determination of the Revised Estimated Tax Amount by the Independent Accounting Firm shall be final and binding. Promptly following such determination, the Company shall pay to Seller, and Buyer shall cause the Company to pay to Seller, an amount equal to the Revised Estimated Tax Amount, less the Initial Estimated Tax Amount. The fees and expenses for the services of the Independent Accounting Firm shall be paid one-half by the Seller and one-half by the Company and/or Buyer. If the Initial Estimated Tax Amount exceeds the Revised Estimated Tax Amount, the Seller shall promptly pay an amount in cash to Buyer equal to such excess.

         At least 30 days prior to the filing of any Pre-Closing Consolidated Return required to be filed more than 75 days following the Closing Date (or as soon as practicable in the case of a Pre-Closing Consolidated Return required to be filed within 75 days of the Closing Date), Seller shall deliver a copy of a pro forma Return that reflects the separate tax items of the Buyer Group for the period covered by such Pre-Closing Consolidated Return to Buyer, for Buyer's review and comment. Seller shall be required to make any changes reasonably requested by Buyer (which requested changes shall be delivered to Seller within fifteen (15) days after Buyer's receipt of the pro forma Return) to the extent consistent with the past practices of Seller or the

Company and any other changes reasonably requested by Buyer. Within thirty (30) days after the finalization of the pro forma Return (i.e., after all changes requested by Buyer have been made as provided in the previous sentence), Buyer or the Company shall pay to Seller an amount equal to the excess of (i) the Tax (the "Final Tax Amount"), if any, that the Company would be required to pay for the period covered by the pro forma Return computed as if the Buyer Group had filed a separate Return for such period based on the pro forma Return, but excluding any deferred income triggered into income pursuant to Treasury Regulations Sections 1.1502-13 or 1.1502-14 (or any comparable state provision) or any excess loss accounts taken into income under Treasury Regulations Section 1.1502-19 (or any comparable state provision) over (ii) the Revised Estimated Tax Amount; provided, further, in the case of Florida Corporate Income/Franchise Taxes, the Final Tax Amount shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group, except that the Florida apportionment factors and fraction of the entire consolidated group (and not the apportionment factors and fraction of only the Buyer Group) shall be used. If the Final Tax Amount is less that the Revised Estimated Tax Amount, then Seller shall pay Buyer, in cash, an amount equal to the excess of the Revised Estimated Tax Amount over the Final Tax Amount within thirty (30) days of the finalization of the pro forma Return.

         Any payments due from the Buyer and Company pursuant to this Section
8.4 may, at Buyer's option, be alternatively paid in a manner which ensures that the payments will be deposited with the United States Treasury (or State or Local Revenue Department) as actual or estimated tax payments towards the tax due on any Pre-Closing Consolidated Return.

         For purposes of this Section 8.4, (i) the income of the Buyer Group will be apportioned to the period up to and including the Closing Date by closing the books of the Buyer Group as of the end of the Closing Date, (ii) if the Buyer Group or the Seller Group is permitted under any applicable state or local income tax law to treat the Closing Date as the last day of a taxable period, Buyer and Seller shall treat (and cause their respective affiliates to treat) the Closing Date as the last day of a taxable period, and (iii) notwithstanding anything else herein, the pro forma Returns that reflect the separate tax items of the Buyer Group delivered under this Section 8.4 shall be prepared in a manner which treats the costs of the Company's map database additions as current year expenses in accordance with the method reflected in the monthly tax accruals supplied by Seller to the Company prior to August 8, 2001 and used in the Company's interim financial statements prior to August 8, 2001 and such treatment shall be considered consistent with the past practices of the Seller and the Company.

         8.5      Indemnification.

                  (a) After the Closing Date, the Seller Group shall, jointly and severally, indemnify and hold harmless Buyer and the Company from and against, and neither Buyer nor Company shall have any liability with respect to, any Tax liability with respect to (i) any Seller Taxes, except to the extent that the Buyer Group has failed to reimburse the Seller Group for its allocable share (as determined pursuant to Section 8.4 hereof) of the Taxes due with respect to any Seller Returns filed after the Closing Date, (ii) any Taxes attributable to an election made pursuant to Section 8.7 of this Agreement,
(iii) any liability of the Company for Taxes of any person or entity other than the Buyer Group under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign laws); and (iv) any liability of the Company for

Taxes to any direct or indirect parent of the Seller under any tax sharing agreement. Notwithstanding the foregoing, no indemnification is provided by the Seller Group under this Section 8.5(a) for any Taxes due in respect of the Buyer Group or its operations or activities for any period, or portion thereof, ending on or before July 31, 1998.

                  (b) After the Closing Date, Buyer and the Company shall, jointly and severally, indemnify and hold harmless the Seller Group from and against (i) any Buyer's Taxes (other than any Buyer's Taxes attributable to any election made pursuant to Section 8.7 of this Agreement) and (ii) any Taxes payable by the Seller Group with respect to the Buyer Group as a result, in whole or in part, of any inaccurate or incorrect information provided to Seller by Daniel J. White or by any other employee of the Company (other than an employee of the Company who is also an employee of Seller), but only to the extent attributable to such inaccurate or incomplete information.

         8.6      Notification of Proceedings; Control; Refunds.

                  (a) If the Buyer or Company receives notice, whether orally or in writing, of any pending or threatened federal, state, local, municipal or foreign examinations, claims settlements, proposed adjustments, assessments or reassessments or related matters with respect to Taxes that could affect Seller or any Affiliate, or if Seller or any Affiliate receives notice of such matters that could affect Buyer or Company, the party receiving notice shall promptly notify in writing the potentially affected party. The failure of any party to give the notice required by this paragraph shall not impair that party's rights under this Agreement except to the extent that the other parties demonstrate that they have been damaged thereby.

                  (b)       Notwithstanding anything to the contrary in Section
9.6 of this Agreement, Seller or Buyer, as applicable (the "CONTROLLING PARTY"), shall have the right, at its own expense, to control any audit or examination by any taxing authority and/or contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to any Taxes for which the Controlling Party is required to indemnify any other party pursuant to Section 8.5; provided that, in the event that any such adjustment could have an adverse effect on the Tax liability of the other party (or affect Buyer by having an effect on the Tax liability of Company) (the "AFFECTED PARTY"), the Controlling Party shall (i) give the Affected Party written notice of any such adjustment, (ii) permit the Affected Party to participate in the proceeding to the extent the adjustment may affect the Tax liability of the Affected Party and (iii) not settle or otherwise compromise such proceeding without the prior written consent of the Affected Party, which consent shall not be unreasonably withheld or delayed. Any Tax refunds or credits against Tax shall be for the benefit of the group which directly or indirectly (by reimbursement or otherwise) paid the Tax refunded or which resulted in the credit realized; provided, however, that any refund or credit resulting from the deduction or amortization of the costs of map database additions of the Company for 2000 shall be for the benefit of the Seller Group and for periods prior to 2000 shall be shared fifty percent (50%) to the Seller Group and fifty percent (50%) to the Buyer Group. Seller, Buyer and the Company agree to reasonably cooperate in obtaining any refunds or credits for periods or portions of periods ending prior to the Closing Date and to pay such refunds or the Tax benefit of the credit to the party that is entitled to the benefit of such credit or refund; provided, however, that it shall be wholly within the discretion of the Seller Group whether to file any amended returns or claims for refund for any period.

         8.7 Section 338(h)(10) Election. At Buyer's option, Seller will join with Buyer in making an election under Section 338(h)(10) of the Code and comparable provisions of the laws of any other state or local jurisdiction with respect to the purchase and sale of the Purchased Shares hereunder (a "SECTION 338(H)(10) ELECTION")). Seller will pay any Tax attributable to the making of a
Section 338(h)(10) Election or any similar election under state or local law.

         8.8 Allocation. For purposes of any allocation required by any election pursuant to Section 8.7, it is agreed that the assets of Company have the respective fair market values to be determined in good faith by Buyer for financial accounting purposes. The parties hereto shall file returns for Taxes and information reports based on such fair market values.

         8.9 Allocation of Tax Attributes. Subsequent to the filing of Seller's consolidated federal income tax return for the taxable period which includes the Closing Date, if no Section 338(h)(10) Election is made, Seller shall determine, under Seller's policy, consistently applied, and pursuant to Treasury Regulations Section 1.1502-79, the portion of any net operating loss or business and other credit carryovers ("TAX ATTRIBUTES"), not availed of in Seller's consolidated federal income tax returns, that are available to the Company when it ceases to be a member of the affiliated group of which Seller is the common parent. Seller will not elect to retain any Tax Attributes of the Company pursuant to Treasury Regulations Section 1.1502-20(g).

         8.10 Cooperation on Tax Matters. Buyer, Company and Seller shall, at their own cost and expense, cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Buyer, Company, Seller and their respective Affiliates shall preserve all information, returns, books, record and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or the conclusion of all litigation with respect to Taxes for such period.

         8.11 Tax Effect of Payments. Any indemnification payments made pursuant to this Article 8 shall be treated for tax purposes as an adjustment to the Purchase Price unless otherwise required by applicable law.

9.       SURVIVAL AND INDEMNIFICATION

         9.1 Nature and Survival of Representations; Right to Indemnification Not Affected by Knowledge. The representations and warranties set forth in Articles 2, 3 and 4 shall survive the Closing hereunder for a period of eighteen (18) months from the Closing Date, except that the representations and warranties of Seller set forth in Section 2.7 shall survive Closing hereunder for a period equal to the applicable statute of limitations period during which a Governmental Body or other third party may assert a claim with respect to the subject matter of such section. Neither Buyer's nor Seller's right to indemnification hereunder based on breaches of another party's representations, warranties, covenants, and obligations will be adversely affected by any investigation conducted or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing; provided, however, that to the extent Daniel J. White (a) has Knowledge on or before the date hereof of facts constituting a breach of one or more of Seller's representations and warranties hereunder, or (b) caused or causes, directly or indirectly, any breach of any representations, warranties, covenants or other obligations of Seller hereunder, no Buyer Indemnified Party shall be entitled to indemnification arising out of the breach by Seller of such representations, warranties, covenants or other obligations. The waiver of any condition based on the accuracy of any representation and warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification hereunder based on such representations, warranties, covenants, and obligations.

         9.2 Indemnification by Seller. Subject to the terms and conditions of this Article 9, Seller shall indemnify, defend and hold harmless Buyer, its directors, officers, employees and controlled and controlling persons, and, after the Closing, the Company (collectively, "BUYER INDEMNIFIED PARTIES") from and against any loss, liability, claim, obligation, fine, penalty, damage, deficiency, and any actions, judgments, costs and expenses (including reasonable expenses, including attorneys' fees, incurred in investigating, preparing for or defending any litigation, settlement or other proceeding) incident to any of the foregoing (collectively, "DAMAGES") arising out of or resulting from:

                  (a) the inaccuracy or breach of any representation or warranty of Seller contained in this Agreement or the nonfulfillment or breach of any covenant or agreement on the part of Seller contained in this Agreement or in any certificate furnished pursuant hereto; or

                  (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Seller (or any Person (other than Company or any officer or director thereof in such capacity) acting on its behalf) in connection with any of the transactions contemplated hereby.

         9.3 Indemnification by Buyer. Subject to the terms and conditions of this Article 9, Buyer shall indemnify, defend and hold harmless Seller and its directors, officers, employees and controlled and controlling persons (collectively, "SELLER INDEMNIFIED PARTIES") from and against any Damages arising out of or resulting from:

                  (a) the inaccuracy or breach of any representation or warranty of Buyer and/or any of the Whites contained in this Agreement or the nonfulfillment or breach of any covenant or agreement on the part of Buyer and/or any of the Whites contained in this Agreement or in any certificate furnished pursuant hereto; or

                  (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer or any White (or any Person acting on Buyer's or any White's behalf) in connection with any of the transactions contemplated hereby.

         9.4      Limitations on Indemnification.

                  (a) Limitations on Buyer's Indemnification Obligations. The Seller Indemnified Parties shall only be entitled to indemnification from Buyer with respect to any

Damages incurred by Seller Indemnified Parties if the aggregate Damages of all Seller Indemnified Parties (with respect to all claims brought for indemnification hereunder) exceeds $100,000 (the "THRESHOLD AMOUNT"); thereafter Buyer shall indemnify Seller Indemnified Parties for all Damages (including those used in calculating the Threshold Amount) incurred by Seller Indemnified Parties up to, but not exceeding, the aggregate sum of Two Million Dollars ($2,000,000), plus any amounts payable by Buyer pursuant to Section 8.5(b). If Buyer receives written notice from a Seller Indemnified Party of a Claim prior to the expiration of the survival period, Buyer's obligation to indemnify Seller Indemnified Parties with respect to such claim shall survive such expiration and be enforceable as otherwise provided in this Article 9. Any such written notice, to be effective, must specify with reasonable detail the nature and, to the extent determinable at the time of notice, the amount of the indemnity claim.

                  (b) Limitations on Seller's Indemnification Obligations. The Buyer Indemnified Parties shall only be entitled to indemnification from Seller with respect to any Damages incurred by Buyer Indemnified Parties if the aggregate Damages of all Buyer Indemnified Parties (with respect to all claims brought for indemnification hereunder) exceeds the Threshold Amount; thereafter, Seller shall indemnify Buyer Indemnified Parties for all Damages (including those used in calculating the Threshold Amount) incurred by Buyer Indemnified Parties up to, but not exceeding, the aggregate sum of Two Million Dollars ($2,000,000), plus any amounts payable by Seller under Section 8.5(a). If Seller receives written notice from a Buyer Indemnified Party of a Claim prior to the expiration of the survival period, Seller's obligation to indemnify Buyer Indemnified Parties with respect to such claim shall survive such expiration and be enforceable as otherwise provided in this Article 9. Any such written notice, to be effective, must specify with reasonable detail the nature and, to the extent determinable at the time of notice, the amount of the indemnity claim.

         9.5 Exclusive Remedy. Following the Closing, the indemnification provided for in this Article 9 shall be the sole and exclusive remedy of the parties and their respective officers, directors, employees, controlled and controlling persons, successors and assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date). The parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise, including, without limitation, under the Racketeer Influence and Corrupt Organizations Act of 1970, as amended), all of which the parties hereby waive; PROVIDED, HOWEVER, nothing herein is intended to waive any claims for fraud. Notwithstanding anything to the contrary contained herein, none of the Whites shall have any liability to, or obligation to indemnify, any Seller Indemnified Party under this Agreement other than as provided in Section 10.3(b); provided, however, nothing herein is intended to waive any claims against any of the Whites for fraud, pursuant to any other agreement or for actions taken by Daniel J. White in his capacity as an executive officer or director of the Company.

         9.6      Procedure for Indemnification -- Third Party Claims.

                  (a)      Promptly after receipt by an Indemnified Party under
Section 9.2 or 9.3 of a notice of the commencement of any Proceeding against it, such Indemnified Party will, if a claim for Damages ("CLAIM") is to be made against any Indemnifying Party under such section, give notice to the Indemnifying Party of the commencement of such Proceeding, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party is prejudiced by the Indemnifying Party's failure to give such notice.

                  (b) If any proceeding referred to in Section 9.6(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such Proceeding, the Indemnifying Party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party reasonably determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 9.6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Proceeding. If the Indemnifying Party assumes the defense of a Proceeding: (i) no compromise or settlement of such Claims shall be effected by the Indemnifying Party without the Indemnified Party's consent, which consent shall not be unreasonably withheld; and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such Claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within fifteen (15) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party. So long as the Indemnifying Party is defending any such Proceeding actively and in good faith, the Indemnified Party shall not settle or compromise any Claims made therein. The Indemnified Party shall make available to the Indemnifying Party and its Representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its Representatives in defending any such Proceeding, and shall in all other respects give reasonable cooperation in such defense.

                  (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may materially and adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         9.7 Procedure for Indemnification -- Other Claims. A Claim for indemnification for any matter not involving a third-party Claim may be asserted by written notice to the party from whom indemnification is sought.

10.      TERMINATION OF AGREEMENT

         10.1 Termination. This Agreement and the transactions contemplated hereunder may be terminated and abandoned at any time prior to the Closing (unless otherwise specified below), whether before or after any required approval of Seller's shareholders has been obtained:

                  (a)      by mutual consent in writing of Buyer and Seller;

                  (b) by either Buyer or Seller through the action of its Board of Directors if any Governmental Body shall have issued an order, decree or ruling, or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective best efforts to lift, remove, repeal or overturn), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) by either Buyer or Seller through the action of its Board of Directors if, at a duly held shareholders' meeting of Seller (or any adjournment thereof) at which the approval of this Agreement and the transactions contemplated hereby is voted upon, the requisite shareholder adoption and approval shall not have been obtained;

                  (d)      by Seller through the action of its Board of
Directors:

                           (i) upon five (5) days' prior notice to Buyer if Seller's Board of Directors, after consulting with outside counsel, determines in good faith that a failure to terminate this Agreement could reasonably be expected to result in a breach of its fiduciary duties to shareholders imposed by law by reason of an unsolicited Acquisition Proposal in connection with which the Seller has complied in all material respects with the provisions of Section 7.3 of this Agreement; provided that prior to the expiration of the five-day notice period for termination, the Seller shall, and shall have caused its respective financial and legal advisors to, use reasonable efforts to negotiate with Buyer and White to make such adjustments to the terms and conditions of this Agreement as would enable Seller to proceed with the transactions contemplated herein on such adjusted terms;

                           (ii) if, prior to the consummation of the transactions contemplated by this Agreement, Buyer breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein, or any representation or warranty of Buyer set forth in this Agreement shall not be true and correct in all material respects; provided, however, that if any such breach or inaccuracy is cured prior to termination, Seller may not terminate this Agreement pursuant to this Section 10.1(d)(ii);

                           (iii) if, prior to the consummation of the transactions contemplated by this Agreement, any of the Whites breaches or fails in any material respect to perform or comply with any of his or its material covenants and agreements contained herein, or any representation or warranty of any of the Whites set forth in this Agreement shall not be true and correct in all material respects; provided, however, that if any such breach or inaccuracy is cured prior to termination, Seller may not terminate this Agreement pursuant to this
                  Section 10.1(d)(iii); or

                           (iv)     if any of the conditions contained in
                  Article 6 have not been fulfilled in all respects in each case at or prior to the Closing Date, provided that neither Seller nor the Company is then in breach in any material respect of any of its representations or warranties or material covenants or agreements under this Agreement.

                  (e) by Buyer through the action of its Board of Directors;

                           (i) if, prior to the consummation of the transactions contemplated by this Agreement, the Board of Directors of Seller (A) withdraws or adversely modifies its adoption of this Agreement or its recommendation that the shareholders of Seller approve this Agreement, (B) shall have adopted and approved an agreement relating to an Acquisition Proposal other than pursuant to this Agreement, or (C) shall have submitted an Acquisition Proposal other than pursuant to this Agreement to a vote of the shareholders of Seller and either recommended that the shareholders of Seller approve such Acquisition Proposal or taken no position with respect thereto;

                           (ii) if, prior to the consummation of the transactions contemplated by this Agreement, Seller breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein, or any representation or warranty of Seller set forth in this Agreement shall not be true and correct in any material respect; provided that Daniel J. White did not (a) have Knowledge on or before the date hereof of facts constituting a breach of any such representation or warranty or (b) cause, directly or indirectly, such breach of any representation, warranty, covenant or agreement of Seller; and provided, further, that if any such breach or inaccuracy is cured prior to termination, Buyer may not terminate this Agreement pursuant to this Section 10.1(e)(ii); or

                           (iii)    if any of the conditions contained in
                  Article 5 have not been fulfilled in all respects in each case at or prior to the Closing Date, provided that neither Buyer nor any of the Whites is then in breach in any material respect of any of its, his or their representations or warranties or material covenants or agreements under this Agreement.

         10.2 Effects of Termination. In the event of the termination of this Agreement as provided in Section 10.1, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect (except as otherwise expressly provided herein), and there shall be no liability on the part of any party hereto (or any of their respective directors, officers, employees, agents, legal and financial advisers or other Representatives) except (a) for fraud, and
(b) as set forth in Section 10.3 hereof.

         10.3     Termination Fees and Effects.

                  (a)      If Seller shall terminate this Agreement pursuant to
Section 10.1(d)(i), or if Buyer shall terminate this Agreement pursuant to
Section 10.1(e)(i) hereof, and neither Buyer nor any of the Whites is in breach in any material respect of its representations, warranties or material covenants hereunder, then Seller shall pay promptly to Buyer (but in no event later than three (3) business days after the date of termination of this Agreement) a termination fee (as liquidated damages) of Five Hundred Thousand Dollars ($500,000) by wire transfer of same day funds to an account previously designated in writing by Buyer to Seller.

                  (b) If (i) Seller shall terminate this Agreement pursuant to Section 10.1(d)(ii), Section 10.1(d)(iii), or Section 10.1(d)(iv) (other than as a result of a failure to satisfy the condition set forth in Section 6.2 or
Section 6.5 hereof), (ii) Buyer or any White terminates this Agreement other than pursuant to Sections 10.1(a), 10.1(b), 10.1(c) or 10.1(e) above or otherwise in violation of this Agreement fails or refuses to close the transactions contemplated by this Agreement as provided in Section 1.3 hereof, or (iii) Daniel J. White has failed to use his reasonable best efforts to consummate the transactions contemplated hereby and as a result of such failure either the transactions contemplated by this Agreement shall not have been consummated at such time or this Agreement otherwise shall have been terminated, and in any such case Seller is not in breach in any material respect of its representations, warranties or material covenants hereunder, then, in addition to any remedies the Seller may be entitled to at law or in equity against Buyer, the following shall occur: (A) the Whites, jointly and severally, shall pay promptly to Seller (but in no event later than three (3) business days after the date of termination of this Agreement) a termination fee (as liquidated damages) of Four Hundred Thousand Dollars ($400,000) by wire transfer of same day funds to an account previously designated in writing by Seller to Daniel J. White, and
(B) the Corporate Governance Agreement, dated July 31, 1998, by and among the Company, Daniel J. White and Seller (the "CORPORATE GOVERNANCE AGREEMENT") shall be automatically terminated and of no further force and effect, and Daniel J. White shall execute and deliver to Seller and Company any releases reasonably requested by Seller relating thereto.

                  (c) If (i) either Buyer or Seller terminates this Agreement pursuant to Section 10.1(c), or (ii) Seller terminates this Agreement other than pursuant to Sections 10.1(a), 10.1(b) or 10.1(d) above or otherwise in violation of this Agreement fails or refuses to close the transactions contemplated by this Agreement as provided in Section 1.3 hereof, or (iii) Buyer terminates this Agreement pursuant to Section 10.1(e)(ii) or Section 10.1(e)(iii) (other than as a result of the failure to satisfy the condition set forth in Section 5.5 hereof), and in any such event neither Buyer nor any of the Whites is in breach in any material respect of its representations, warranties or material covenants hereunder, then Seller shall pay promptly to Buyer (but in no event later than three (3) business days after the date of termination of this Agreement) a termination fee (as liquidated damages) of Four Hundred Thousand Dollars ($400,000) by wire transfer of same day funds to an account previously designated in writing by Buyer to Seller.

                  (d) The parties acknowledge that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, none of the parties would enter into this Agreement; accordingly if any party fails to pay promptly any amount due pursuant to this Section 10.3, or otherwise fails to comply with its obligations pursuant to this Section 10.3, and, in order to obtain such payment or compliance, any other party commences a suit which results in a judgment against such breaching party, the breaching party shall pay to the other party its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the applicable fee at the annual rate of interest equal to 15% per annum.

11.      MISCELLANEOUS

                  11.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given (a) via confirmed facsimile transmission (based upon the confirmation received by the sending facsimile machine) to the facsimile number of the appropriate party set forth below (with a copy of such notice forwarded by nationally recognized overnight courier addressed as set forth below), which notice shall be deemed effective upon the senders' receipt of such confirmation and such forwarding to a nationally recognized overnight courier, (b) by forwarding such notice for delivery by nationally recognized overnight courier addressed in the manner set forth below, which notice is effective on the business day following such forwarding, or (c) by actual delivery to the address set forth below), which notice will be effective upon such delivery. All notices shall be addressed to the other party at the following address (or at such other address as shall be given in writing by any party to the other in accordance with these provisions):

                           (a)   If to Buyer or any of the Whites, to:

                                 Geotrac
                                 3900 Laylin Road
                                 Norwalk, Ohio  44857
                                 Attention:  Daniel J. White
                                 Fax No.:  (419) 668-9266

                                 With a required copy to:

                                 Benesch Friedlander Coplan & Aronoff LLP
                                 2300 BP Tower 200 Public Square
                                 Cleveland, OH 44114-2378
                                 Attn: Ira Kaplan, Esq.
                                 Fax No.: (216) 363-4588

                           (b)   If to Seller, to:

                                 Insurance Management Solutions Group, Inc.
                                 360 Central Avenue
                                 St. Petersburg, FL  33701
                                 Attention: David M. Howard, President and CEO Fax No.: (727) 803-2099

                                 With a required copy to:

                                 Foley & Lardner
                                 330 North Wabash Avenue
                                 Suite 3300
                                 Chicago, IL  60611
                                 Attention:  Todd B. Pfister, Esq.
                                 Fax No.: (312) 755-1925

         11.2 Assignability. Neither this Agreement nor any of the rights or obligations of the parties hereunder may be assigned, by operation of law or otherwise, without the prior written consent of all of the parties hereto. Notwithstanding the foregoing sentence, Seller may, without the prior consent of any other party hereto, assign its rights and obligations hereunder pursuant to any transaction not constituting an Acquisition Proposal as defined in Section
7.3 of this Agreement; provided, however, that if Seller is the surviving party in any such transaction, it shall not be discharged from its obligations hereunder.

         11.3 Governing Law and Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE DEEMED TO BE MADE AND IN ALL RESPECTS SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the State of Florida or in the State of Ohio or, if unavailable to the parties, the courts of the State of Florida or of the State of Ohio solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or Proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or Proceeding shall be heard and determined in such a State of Florida, State of Ohio or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or Proceeding in such manner as may be permitted by law shall be valid and sufficient service thereof.

         11.4 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. All words used in this Agreement will be construed to be of such gender or number as the context may require.

         11.5 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, and (b) waive (i) any inaccuracies in representations by any other party,
(ii) compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement; provided, however, that after the approval and adoption of this Agreement by the shareholders of Seller, no amendment may be made which would (x) change the amount or type of consideration to be received by Seller pursuant to Section 1.2 or (y) change any other term or condition of the Agreement if such change would materially and adversely affect Seller or the holders of shares of Seller Common Stock. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

         11.6 Entire Agreement; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits and schedules hereto), the Option, the Seller Disclosure Letter and the Confidentiality Agreement, dated April 14, 2000, by and among Seller, Buyer, Daniel J. White and the Company (the "CONFIDENTIALITY AGREEMENT"), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF SELLER, COMPANY, BUYER OR THE WHITES MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY HIMSELF, ITSELF OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISERS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall, when taken together, constitute one instrument.

         11.8     No Third-Party Beneficiary Rights. Except as provided in
Section 8.4, Article 8 or Section 10.3(c) hereof, this Agreement is not intended to and shall not be construed to give any Person other than the parties signatory hereto any rights (including, without limitation, any third party beneficiary rights) or remedies with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

         11.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         11.10    Definitions.

                  (a) "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  (b) "BUSINESS" means the business of the Company as specifically described on SCHEDULE 11.10(B).

                  (c) "BUYER MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, financial condition or results of operations of Buyer considered as a whole; provided, however, that any such effect resulting from any change (i) in Law or GAAP, (ii) in economic or business conditions generally, or (iii) resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a Buyer Material Adverse Effect has occurred.

                  (d) "CODE" means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (e) "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, financial condition or results of operations of Company considered as a whole; provided, however, that any such effect resulting from any change (i) in Law or GAAP (ii) in economic or business conditions generally, or (iii) resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a Company Material Adverse Effect has occurred.

                  (f) "CONTRACT" means any oral or written lease, pledge, mortgage, instrument, note, license, commitment, agreement or other undertaking to which any Person is or by which any of its assets are bound.

                  (g) "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any fringe benefit plan, any equity compensation plan or arrangement, any plan, policy or arrangement for the provision of executive compensation, incentive benefits, bonus or severance benefits, collective bargaining agreements, deferred compensation agreements, cafeteria plan or split-dollar insurance arrangement or any other plan, policy or arrangement for the provision of employee benefits.

                  (h) "EMPLOYEES" means all individuals engaged in the conduct of the Business with whom Company maintains, on the Closing Date, a current active employer-employee relationship, including any such individuals on layoff, short-term disability or leave of absence, whether paid or unpaid. The term "FORMER EMPLOYEE" means any individual as to whom an employer-employee relationship has existed in the past with Company, but does not exist on the Closing Date, including any such individual who remains entitled to benefits under any benefit plan of the Company.

                  (i) "ENCUMBRANCE" means any charge, claim, marital or community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  (j) "GAAP" means U.S. generally accepted accounting principles, consistently applied.

                  (k) "GOVERNMENTAL BODY" means any: (i) nation, state, county, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  (l)      "IRS" means the U.S. Internal Revenue Service.

                  (m) "KNOWLEDGE" means, with respect to an individual, that (i) such individual is actually aware of a particular fact or other matter or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "KNOWLEDGE" of a particular fact or other matter if any individual who is serving as a director or executive officer of such Person (or in any similar capacity) has Knowledge of such fact or other matter. "BUYER'S KNOWLEDGE" or "KNOWLEDGE OF BUYER" shall include (without limitation) the Knowledge of Daniel J. White. Notwithstanding the foregoing, "SELLER'S KNOWLEDGE" or "KNOWLEDGE OF SELLER" means the actual awareness of a particular fact or other matter by David M. Howard, the President and Chief Executive Officer of Seller.

                  (n) "LAW" means any federal, state, local or foreign law, statute, ordinance, rule, order or regulation of any Governmental Body.

                  (o) "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, Encumbrance or other adverse claim of any kind in respect of such property or asset.

                  (p) "ORDINARY COURSE OF BUSINESS" means, with respect to Company, an action which is: (i) consistent with the past practices of Company and is taken in the ordinary course of the normal day-to-day operations of Company; or (ii) similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same or a similar line of business as Company.

                  (q) "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  (r) "PROCEEDING" means any action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative.

                  (s) "RELATED PARTY" means Seller, or any officer, director or other Affiliate of Seller, but specifically excluding Company, its employees, Buyer, Daniel J. White and any Affiliates of Buyer or Daniel J. White.

                  (t) "SECURITIES ACT" means the Securities Act of 1933 or any successor law, and any regulations and rules issued pursuant to that Act or any successor law.

                  (u) "SELLER MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, financial condition or results of operations of Seller considered as a whole; provided, however, that any such effect resulting from any change (i) in Law or GAAP, (ii) in economic or business conditions generally, or (iii) resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a Seller Material Adverse Effect has occurred.

                  (v) "WHITE MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition of the Whites considered as a whole; provided, however, that any such effect resulting from any change (i) in Law or GAAP, (ii) in economic or business conditions generally, or (iii) resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a White Material Adverse Effect has occurred.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                          SELLER:

                                          INSURANCE MANAGEMENT SOLUTIONS
                                          GROUP, INC.


                                          By:  /s/ David M. Howard
                                             -----------------------------------
                                          Name: David M. Howard
                                          Title:   President/CEO

                                          BUYER:

                                          GEOTRAC HOLDINGS, INC.


                                          By:       /s/ Daniel J. White
                                             -----------------------------------
                                          Name: Daniel J. White
                                          Title:
                                                --------------------------------


                                          WHITES:


                                          /s/ Daniel J. White
                                          --------------------------------------
                                          Daniel J. White, Individually

                                          DANIEL J. WHITE TRUST
                                          (under Declaration of Trust dated
                                            May 7, 1998)


                                          By:  /s/ Daniel J. White
                                             -----------------------------------
                                             Daniel J. White, Sole Trustee

                                          SANDRA A. WHITE TRUST
                                          (under Declaration of Trust dated
                                            May 7, 1998)


                                          By:  /s/ Sandra A. White
                                             -----------------------------------
                                             Sandra A. White, Sole Trustee


                                          COMPANY:

                                          GEOTRAC OF AMERICA, INC.


                                          By:       /s/ Daniel J. White
                                             -----------------------------------
                                          Name: Daniel J. White
                                          Title:
                                                --------------------------------

         Bankers Insurance Group, Inc. hereby executes this Agreement on the day and year first above written solely with respect to the obligations set forth in
Section 7.2 hereof.

                                          BANKERS INSURANCE GROUP, INC.


                                          By:       /s/ Robert M. Menke
                                             -----------------------------------
                                          Name: Robert M. Menke
                                          Title:   Chairman

                                                                       EXHIBIT A

                   FLOOD ZONE DETERMINATION SERVICE AGREEMENT

THIS AGREEMENT ("Agreement") is entered into effective __________, 200__, by and between Geotrac of America, Inc. ("Company") and Insurance Management Solutions, Inc. ("Client").

WHEREAS, Client desires a Federal Emergency Management Agency (FEMA) National Flood Insurance Program (NFIP) Flood Zone Determination program to determine for insurance purposes whether properties are or are not in a FEMA defined Special Flood Hazard Area ("Flood Area"), and collectively, with the purposes set forth in Section H (the "Authorized Uses"), and other NFIP information, and whereas Company is in the business of supplying such information.

WHEREAS, Client wishes to retain Company upon the terms and conditions contained in this Agreement;

NOW THEREFORE, for mutual consideration, the parties do hereby agree as follows:

A.       FLOOD ZONE DETERMINATIONS PURCHASE REQUIREMENTS

1. Purchase Requirements. Subject to the Level of Service set forth in this Agreement, during the term of this Agreement, Client will purchase from Company, and Company shall sell to Client, Client's requirements for Flood Zone Determination Information (as defined below), on the terms and for the prices provided herein and on the attached fee schedule.

2. Level of Service. During the term of this Agreement, the Company shall be obligated to provide Client with a level of service equal to that provided by the Company to Client during the last two years (the "Required Service Level"). If at any time during the term of this Agreement Company fails to provide the Required Service Level, Company shall have thirty (30) days after its receipt of written notice from Client of such failure to cure such failure. If Company does not cure such failure within that thirty (30) day period, Client may acquire Flood Zone Determination Information that the Company cannot provide from another vendor of its choice. As Client's sole and exclusive remedy for Company's failure to provide the Required Service Level, Company shall pay Client the amount by which the "Mitigation Payment Amount" exceeds the amount that Client would have paid the Company for service in excess of what the Company has supplied up to the Required Service Level. For purposes of this Agreement "Mitigation Payment Amount" shall mean an amount equal to the lesser of (a) the fair market value of the services obtained by Client from another vendor for services in excess of what the Company has supplied up to the Required Service Level, and (b) the amount actually paid by Client to such other vendor in excess of what the Company has supplied up to the Required Service Level.

B.       SUBMISSION OF VALID STREET ADDRESSES; PROVISION OF SERVICES

Client will submit Valid Street Addresses (as defined below) to Company for the purpose of making Flood Zone Determinations commencing as of the date hereof. Company will provide to Client on each Valid Street Address the following information (such information being referred to herein as "Flood Zone Determination Information"):

1. Current-In-Force NFIP Community Status Information. Company will supply Current-In-Force NFIP Community Status Information consisting of NFIP Community Number, Program or Suspension/Sanction Date, and NFIP Program Status (Emergency, Regular, Non-Participating, Suspended/Sanctioned).

2. Detailed FEMA Flood Zone Code. Company will supply the FEMA Flood Zone Code of the property referred to by the Client supplied Valid Street Address.

3. Current-In-Force NFIP Flood Map Panel. Company will identify the Current-In-Force NFIP Flood Map Panel consisting of the full eleven digit FEMA map number and panel date or in those cases where no FEMA map is published, a Company derived community identifying number.

C.       TRANSMISSIONS OF INFORMATION

Client will transmit requests to Company electronically one or more times a day. It is Client's obligation to supply, at a minimum: application identification number; property location-State, County, City/Place, full street address, and 5 digit zip code. Client shall also provide a Valid Street Address. A "Valid Street Address" is defined as a street address found in the quarterly update of the USPS Zip +4 data base, and does not include P.O. Box or Rural Route and box. In those instances where Client does not supply a Valid Street Address, Company will cancel the order, and electronically inform Client's ordering location of the invalid address. It is Client's obligation to supply a new order to Company, as soon as possible, with a Valid Street Address.

Company will transmit key data elements back to Client electronically. Each party agrees to work in good faith to meet the data and turn around needs of the other.

D.       BILLING

Client will fully cooperate with Company's billing practices and Client shall not act in any manner to circumvent Company's ability to charge for services. Except as otherwise agreed in writing between parties, Client is solely responsible for the billing of and collection from all its accounts, customers or end users, and billing adjustments it grants its customers or end users.

E.       TERM

This Agreement shall have an initial term of ten (10) years, commencing on the date of this Agreement. The term shall be automatically renewed thereafter for successive one (1) year periods, unless either party shall provide to the other no less than thirty (30) days written notice of the intention to terminate this Agreement as of the end of the said initial or extended term.

F.       TERMINATION

Either party may terminate this Agreement for non-performance or upon voluntary or involuntary bankruptcy proceedings by the other party. In the event of the failure of performance by either party hereunder, the non-performing party shall have a period of thirty (30) days from the date of receiving written notice from the other party to cure any such breach. If such breach is not cured within thirty (30) days the other party may terminate this contract with ten (10) days written notice to the non-performing company. In addition, and notwithstanding any other provision of this Agreement, in the event of any (A) merger, consolidation, share exchange or similar transaction to which either Client and/or its parent, Insurance Management Solutions Group, Inc. ("IMSG"), is a party, (B) sale, lease or other disposition, by merger, consolidation, share exchange or otherwise, of all or substantially all of the assets of Client and/or IMSG or (C) other transaction in which any person (or "group" (as such term is defined under the Securities Exchange Act of 1934) of persons) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of a controlling (i.e., 50% or greater) equity interest in the Client and/or IMSG, then, for a period of sixty (60) days following the date of such merger, consolidation, share exchange, sale, acquisition or other transaction, the Client or the acquiring person, as the case may be, shall have the right, but not the obligation, to terminate this Agreement by delivering written notice to the Company and such termination, if any, shall be effective thirty (30) days following delivery of such notice of termination to the Company; provided, however, that if such acquiring person is, at the time such transaction is consummated, a material customer of Company, then this Agreement shall be automatically terminated as of the thirtieth day following consummation of such merger, consolidation, share exchange, sale, acquisition or other similar transaction.

G.       CONFIDENTIAL INFORMATION

Company acknowledges that it may gain access to certain information regarding customers of Client. Company agrees that this information shall not be disclosed or made available to any third person or entity, except that in the instance of loan applications where the applicant(s) is also the owner(s) of the real property that will secure the loan, the Company may disclose to a third party the name of a mortgage loan applicant(s) for the sole purpose of obtaining information necessary to determine the location of buildings located upon the property that will secure the loan without the specific authorization of Client. Company agrees that when information is disclosed to a third party, Company will notify Client of this disclosure.

In like manner Client acknowledges that it may gain access to certain information regarding business practices, technology and pricing of Company. Client agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for

Client to perform its obligations under this Agreement or for auditing or regulatory purposes without the specific authorization of Company.

H.       USE OF INFORMATION

Information supplied by Company to Client is to be used by Client for the Authorized Uses within the context of Client's NFIP flood insurance business and not for lender compliance with NFIP (the "Authorized Purpose") and for no other purposes.

Company is providing Client with the services and information hereunder for use in connection with Client's business as presently conducted. Client may not, without Company's prior written consent, sell or otherwise distribute services or information provided by Company under this Agreement, except in a manner and at a price consistent with Client's present distribution of services or information provided by Company prior to the date of this Agreement. It is expressly agreed that the Information supplied by Company hereunder may not be resold to any customer or prospective customer of the Company.

Company's principal obligation under this Agreement is to provide accurate Flood Zone Determination Information for the Authorized Uses. Except for the remedy specifically set forth in Section A-2 with respect to any Company failure to provide the Required Service Level, Company will only be liable under this Agreement for damages caused by inaccurate Flood Zone Determination Information provided by Company and used by Client only for the Authorized Uses.

I.       SYSTEMS USED IN SERVICES

Client has been advised that the computer software used or employed by Company in making and/or printing Geotrac NFIP Compliance Packets hereunder, and in tracking the loan portfolio of Client for the Life of Loan service referred to above if included within this Agreement (collectively referred to as the "Systems") are and shall remain at all times the sole property of Company and constitute material and confidential trade secrets of Company. This includes, without limitation, its source codes, screens, documentation and any improvements or modifications of the Systems. Client will strictly maintain, and will cause its officers, directors, employees, affiliates, agents, and representatives to, strictly maintain the confidentiality of the Systems.

J.       ARBITRATION

Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association then prevailing, and judgment upon the award rendered by the arbitration arbitrators may be entered in any court having jurisdiction thereof.

K.       INDEPENDENT CONTRACTOR

Company shall perform services under this Agreement as an independent contractor and not as the agent of Client. Company shall not be authorized to act on behalf of Client except as provided herein or as otherwise specifically directed by Client.

L.       ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement may only be modified by a written document executed by both parties.

M.       SEVERABILITY

If any term or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void, such term or provision shall be severed from the remaining provisions and such remaining provisions shall remain in full force and effect.

N.       NOTICES

Any notice or other communication to be given under the terms of this Agreement, shall be in writing and shall be delivered in person, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company:      Geotrac
                    3900 Laylin Road
                    Norwalk, OH 44857
                    Attention: Daniel J. White

If to Client:       Insurance Management Solutions, Inc.
                    360 Central Avenue
                    St. Petersburg, FL 33701
                    Attention: David M. Howard

O.       WAIVER/AMENDMENTS

Waiver by one party of the performance of any covenant, condition or obligation of another party shall not invalidate this Agreement, nor shall such waiver be considered to be a waiver by such party of any other covenant, condition or obligation contained in this Agreement. This Agreement may not be modified or amended except by an agreement in writing signed by both Client and Company.

P.       ATTORNEY'S FEES

If any party to this Agreement institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in any such action or other proceeding shall be paid, to the extent permitted by law, all reasonable costs and attorney's fees by the other party.

Q.       TIME IS OF THE ESSENCE

Time is of the essence in performance under this Agreement.

R.       GOVERNING LAW

This Agreement is made pursuant to and shall be construed and governed by the laws of the State of Ohio.

S.       HEADINGS/COUNTERPARTS

The subject headings of this Agreement are included for the purposes of convenience only and shall not effect the construction or interpretation of any of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together constitutes one and the same instrument.

T.       ASSIGNMENT

The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of Client. Client may assign its rights and obligations under this Agreement to any acquiring party (other than a material customer of the Company) in connection with any (A) merger, consolidation, share exchange or similar transaction to which either Client and/or IMSG is a party,
(B) sale, lease or other disposition, by merger, consolidation, share exchange or otherwise, of all or substantially all of the assets of Client and/or IMSG or
(C) other transaction in which any person (or group (as such term is defined under the Securities Exchange Act of 1934 of persons) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Acts of 1934) of a controlling (i.e., 50% or greater) equity interest in Client and/or IMSG. Notwithstanding anything to the contrary contained herein, any assignment of this Agreement shall not, without the Company's prior written consent, materially increase the Company's obligations to provide Flood Zone Determination Information above the level that it would have been required to provide to Client and/or IMSG hereunder but for such assignment. The Company understands and acknowledges, however, that any such assignment may result in the Company providing a materially lesser number of flood zone determinations than are being provided to Client prior to any such assignment. This Agreement is binding on and will inure to the benefit of the parties and their respective successors and permitted assigns. Any assignment of this Agreement shall not release the assignor of its obligations hereunder, except that Client shall be discharged from its obligations hereunder if it is not the surviving party in any merger, consolidation or similar transaction.

U.       PRICING

AUTOMATED FLOOD ZONE DETERMINATIONS (THOSE DETERMINATIONS COMPLETED WITHOUT MANUAL INTERVENTION FROM GEOTRAC'S AUTOMATED FLOOD ZONE DETERMINATION DATABASE)

                                                                    $______ EACH

MANUAL FLOOD ZONE DETERMINATIONS (THOSE DETERMINATIONS THAT ARE NOT COMPLETED THROUGH GEOTRAC'S AUTOMATED FLOOD
ZONE DETERMINATION DATABASE)
                                                                    $______ EACH

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


COMPANY: GEOTRAC OF AMERICA, INC.


By
  ------------------------------------------------

Title
     ---------------------------------------------

Date
    ----------------------------------------------

CLIENT: INSURANCE MANAGEMENT SOLUTIONS, INC.


By
  ------------------------------------------------

Title
     ---------------------------------------------

Date
    ----------------------------------------------

Account Number(s):
                  ---------------

Rep Code:
         ------------------------

                                                                       EXHIBIT B

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is executed as of __________, 200__, by and between Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"), and Daniel J. White ("White").

         WHEREAS, White served as a director of IMSG from July 31, 1998 until the date hereof;

         WHEREAS, IMSG, Bankers Insurance Group, Inc., Geotrac Holdings, Inc. ("GHI"), White, Daniel J. White Trust (under Declaration of Trust dated May 7,
1998), Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) and Geotrac of America, Inc. have entered into that certain Stock Purchase Agreement, dated as of September 20, 2001 (the "Purchase Agreement"), pursuant to which GHI is acquiring all of the outstanding capital stock of Geotrac of America, Inc. a Delaware corporation and wholly-owned subsidiary of IMSG; and

         WHEREAS, the conditions to the closing of the Purchase Agreement include that (i) White resign as a member of the Board of Directors of IMSG and
(ii) IMSG and White enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

1.       Indemnification.

                  (a) Following the Closing (as defined in the Purchase Agreement), IMSG shall, to the fullest extent permitted under applicable law, indemnify and hold harmless White from and against all damages, costs, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, incurred by White in connection with any claim, action, suit or proceeding arising out of or pertaining to matters existing or occurring prior to the Closing by reason of the fact that White served as a director of IMSG, including, but not limited to, any obligations arising out of or from that certain litigation captioned "In Re Insurance Management Solutions Group, Inc., Securities Litigation," Case No. 8:00-CV-2013-T-26F filed in the United States District Court, Middle District of Florida, Tampa Division by Muriel Goodman and Thomas Schmidt.

                  (b) Following the Closing, to the fullest extent permitted under applicable law, IMSG shall advance all expenses, including, without limitation, reasonable attorneys' fees, incurred by White with respect to which White is entitled to indemnification as set forth in Section 1(a) hereof. Advances for such expenses shall be made as they are incurred by White upon written notice thereof from White to IMSG and upon receipt by IMSG of the appropriate undertakings from White.

                  (c) Promptly after obtaining knowledge thereof, White will notify IMSG of the existence of any claim, demand, loss, liability, cause of action or other matter involving liability or potential liability to which IMSG's indemnification obligations would or might apply. Such notice must specify in reasonable detail the representation, warranty, covenant, commitment or obligation with respect to which the claim is made, the facts giving rise to the claim and the alleged basis therefor, and the amount (to the extent then determinable) of liability for which indemnity is asserted. The failure of White to provide such notice shall not relieve IMSG of its obligations under this Agreement, unless IMSG is adversely affected or prejudiced by such failure. In the event of any claim, action, suit or proceeding by a third party (each a "Third-Party Claim") with respect to which White wishes to claim indemnification under this Section 1, White will give IMSG twenty (20) business days (or such shorter period as required by the exigencies of such Third-Party Claim, but in no event less than ten (10) business days) in which to assume the defense thereof at its own expense, and upon the assumption of such defense within such period, IMSG shall not be liable to White for any costs or expenses of other counsel incurred by White in connection with such Third-Party Claim. If IMSG, within such period, fails to elect to assume such defense, or if IMSG fails to commence or continue such defense, White will have the right, but not the obligation, to retain counsel satisfactory to him to assume such defense. White will not compromise or settle a Third-Party Claim without the written consent of IMSG, which consent may not be unreasonably withheld. If a Third-Party Claim is one that cannot by its nature be defended solely by IMSG, White will make available all information and assistance that IMSG may reasonably request, provided that any reasonable expenses incurred by White in providing such information and assistance shall be reimbursed by IMSG.

                  (d) If the indemnification provided for in this Section 1 is unavailable to White hereunder in respect of any losses, claims, damages, liabilities or expenses referred to subsections (a) or (b) above, then IMSG, in lieu of indemnifying White, and White will contribute to the amount paid or payable by White as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of IMSG and White in connection with the actions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative fault of IMSG and White will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, IMSG or White, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above are deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to any contribution hereunder.

         2. Liability Insurance. IMSG shall maintain its existing directors' and officers' liability insurance ("D&O Insurance"), or coverage on materially similar terms thereof, for a period of six (6) years following the Closing (as defined in the Purchase Agreement) so long as the annual premium therefor is not in excess of 250% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if such D&O Insurance is terminated or cancelled during such six-year period: (i) in the event such D&O Insurance is terminated or cancelled (A) by the insurer other than due to IMSG's failure to pay timely any required premium or (B) by IMSG because the annual premium is in excess of 250% of the Current Premium, IMSG shall use reasonable efforts to obtain as much D&O Insurance (but not in excess of the current amounts of D&O Insurance coverage) as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 250% of the Current Premium; and (ii) in the event such D&O Insurance is terminated or cancelled by either IMSG or the Insurer for any reason other than as set forth in clause (i) above, and such D&O Insurance is not replaced prior to any lapse in coverage, IMSG shall obtain as much D&O Insurance (but not in excess of the current amounts of D&O Insurance coverage) as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 250% of the Current Premium.

         3.       Miscellaneous.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflicts of laws provisions.

                  (b) This Agreement may not be assigned by White without the prior written consent of IMSG. If IMSG or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of IMSG shall assume all of the obligations of IMSG set forth in this Agreement.

                  (c) This Agreement supersedes any prior agreement or understanding, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, and permitted successors and assigns. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  (d) This Agreement may be executed simultaneously in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  (e) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court"s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first written above.

                                    INSURANCE MANAGEMENT
                                    SOLUTIONS GROUP, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Its:
                                        ----------------------------------------


                                    --------------------------------------------
                                    Daniel J. White

                                                                       EXHIBIT C

                        TERMINATION AND RELEASE AGREEMENT

         THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is executed as of __________, 200_, by and among Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"); Geotrac Holdings, Inc., a Delaware corporation ("GHI"); Geotrac of America, Inc., a Florida corporation ("Geotrac"); and Daniel
J. White, an individual resident of the State of Ohio, Sandra A. White, an individual resident of the State of Ohio, Daniel J. White Trust (under Declaration of Trust dated May 7, 1998) and Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) (each a "White" and collectively the "Whites").

         WHEREAS, IMSG, Bankers Insurance Group, Inc., GHI, White, Daniel J. White Trust, Sandra A. White Trust and Geotrac have entered into that certain Stock Purchase Agreement, dated as of September 20, 2001 (the "Purchase Agreement"), pursuant to which GHI is acquiring all of the outstanding capital stock of Geotrac;

         WHEREAS, the conditions to the closing of the Purchase Agreement include IMSG, GHI, Geotrac and the Whites executing and delivering this Termination and Release Agreement; and

         WHEREAS, each party hereto desires to enter into this Agreement in order to induce the other parties hereto to enter into the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

         1. Termination of Corporate Governance Agreement. Effective as of the date hereof, that certain Corporate Governance Agreement, dated July 31, 1998, by and among the Geotrac, Daniel J. White and IMSG (the "Corporate Governance Agreement"), is hereby terminated and of no further force and effect, and Daniel J. White hereby irrevocably releases and forever discharges IMSG, Geotrac and their respective officers, directors, employees, subsidiaries, affiliates, shareholders, controlling persons, successors and assigns from any and all claims, demands, proceedings, causes of action, suits, judicial or administrative orders, obligations, contracts, agreements, debts and liabilities, whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, "Claims"), which Daniel J. White now has, has ever had or may hereafter have arising out of or related to the Corporate Governance Agreement.

         2.       Mutual Release.

                  (a) Effective immediately following the Closing (as defined in the Purchase Agreement), IMSG hereby completely and irrevocably releases and forever discharges Geotrac and its officers, directors, employees, subsidiaries, affiliates, sole shareholder, controlling persons, successors and assigns (individually a "Geotrac Releasee" and collectively the "Geotrac Releasees") from any and all Claims which IMSG now has, has ever had or may hereafter have against any Geotrac Releasee arising contemporaneously with or prior to the Closing and whether or not relating to Claims pending on, or asserted after, the Closing; provided, however, that nothing contained herein shall operate to release: (i) any Claims against a Geotrac Releasee under the Purchase Agreement or any documents entered into or delivered pursuant to the Purchase Agreement; (ii) any Claims against Daniel J. White arising out of or relating to the service of Daniel J. White as a director of IMSG and/or a director, officer or employee of any subsidiary or affiliate of IMSG and for which Daniel J. White is not entitled to indemnification from IMSG under (A) the Indemnification Agreement of even date herewith between IMSG and Daniel J. White, (B) IMSG's articles of incorporation and bylaws, as amended and/or restated, or
         (C) applicable Florida law; or (iii) any Claims against any officer, director or employee (other than Daniel J. White) of Geotrac or any subsidiary thereof arising out of or relating to a breach of his or her fiduciary duties to IMSG as the sole shareholder of Geotrac.

                  (b) Effective immediately following the Closing, Geotrac hereby completely and irrevocably releases and forever discharges IMSG and its officers, directors, employees, subsidiaries, affiliates, shareholders, controlling persons, successors and assigns (individually an "IMSG Releasee" and collectively the "IMSG Releasees") from any and all Claims which Geotrac now has, has ever had or may hereafter have against any IMSG Releasee arising contemporaneously with or prior to the Closing and whether or not relating to Claims pending on, or asserted after, the Closing; provided, however, that nothing contained herein shall operate to release any Claims against an IMSG Releasee under the Purchase Agreement or any documents entered into or delivered pursuant to the Purchase Agreement.

                  (c) Effective immediately following the Closing, each of the Whites hereby completely and irrevocably releases and forever discharges each of the IMSG Releasees from any and all Claims which such White now has, has ever had or may hereafter have against any IMSG Releasee arising contemporaneously with or prior to the Closing and whether or not relating to Claims pending on, or asserted after, the Closing; provided, however, that nothing contained herein shall operate
         (i) to release any Claims against an IMSG Releasee under the Purchase Agreement or any documents entered into or delivered pursuant to the Purchase Agreement, or (ii) to preclude Daniel J. White from asserting available cross-claims or counterclaims in any action brought by or on behalf of IMSG against Daniel J. White that would be released pursuant to this Agreement but for clause (ii) of the exception to the release granted by IMSG in Section 2(a) above.

                  (d) Effective immediately following the Closing, GHI hereby completely and irrevocably releases and forever discharges each of the IMSG Releasees from any and all Claims which GHI now has, has ever had or may hereafter have against any IMSG Releasee arising contemporaneously with or prior to the Closing and whether or not relating to Claims pending on, or asserted after, the Closing; provided, however, that nothing contained herein shall operate to release any Claims against an IMSG Releasee under the Purchase Agreement or any documents entered into or delivered pursuant to the Purchase Agreement.

                  (e)      Notwithstanding the foregoing, the provisions of this
         Section 2 shall not relieve any Geotrac Releasee or IMSG Releasee from any Claims resulting from intentional or deliberate acts of bad faith, fraud or self-dealing.

         3. Review and Advice of Counsel. IMSG, Geotrac, GHI and the Whites acknowledge that they have each read this Agreement and know its contents; that their respective attorneys have explained the nature and effect of this Agreement; and that they have each signed this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         4. No Institution of Litigation. IMSG, Geotrac, GHI and the Whites hereby irrevocably covenant to refrain from, directly or indirectly, asserting against any party purported to be released hereby, or commencing, instituting or causing to be commenced, any proceeding of any kind against any party purported to be released hereby, any Claim purported to be released pursuant to this Agreement.

         5.       Indemnification.

                  (a) Without in any way limiting any of the rights and remedies otherwise available to a Geotrac Releasee, IMSG shall defend, indemnify and hold harmless each Geotrac Releasee from and against all Claims or expenses (including reasonable costs of investigation and attorneys' fees) arising directly or indirectly from or in connection with the assertion by or on behalf of IMSG of any Claim purported to be released pursuant to this Agreement.

                  (b) Without in any way limiting any of the rights and remedies otherwise available to an IMSG Releasee, Geotrac shall defend, indemnify and hold harmless each IMSG Releasee from and against all Claims or expenses (including reasonable costs of investigation and attorneys' fees) arising directly or indirectly from or in connection with the assertion by or on behalf of Geotrac of any Claim purported to be released pursuant to this Agreement.

                  (c) Without in any way limiting any of the rights and remedies otherwise available to an IMSG Releasee, the Whites, jointly and severally, shall defend, indemnify and hold harmless each IMSG Releasee from and against all Claims or expenses (including reasonable costs of investigation and attorneys' fees) arising directly or indirectly from or in connection with the assertion by or on behalf of the Whites, or any of them, of any Claims purported to be released pursuant to this Agreement.

                  (d) Without in any way limiting any of the rights and remedies otherwise available to an IMSG Releasee, GHI shall defend, indemnify and hold harmless each IMSG Releasee from and against all Claims or expenses (including reasonable costs of investigation and attorneys' fees) arising directly or indirectly from or in connection with the assertion by or on behalf of GHI of any Claims purported to be released pursuant to this Agreement.

         6.       Miscellaneous.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflicts of laws provisions.

                  (b) This Agreement may not be assigned by any party hereto without the consent of the other parties hereto. Notwithstanding the foregoing, in the event that IMSG or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, the successor or assign of IMSG shall be entitled to all the rights, and shall assume all of the obligations, of IMSG set forth in this Agreement.

                  (c) This Agreement supersedes any prior agreement or understanding, whether written or oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, successors and permitted assigns. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  (d) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  (e) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court"s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

INSURANCE MANAGEMENT
   SOLUTIONS GROUP, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Its:
    ----------------------------------------

GEOTRAC HOLDINGS, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Its:
    ----------------------------------------

GEOTRAC OF AMERICA, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Its:
    ----------------------------------------


--------------------------------------------
Daniel J. White, individually


--------------------------------------------
Sandra A. White, individually

DANIEL J. WHITE TRUST


By:
   -----------------------------------------
      Daniel J. White, Sole Trustee

SANDRA A. WHITE TRUST


By:
   -----------------------------------------
      Sandra A. White, Sole Trustee

                                                                       EXHIBIT D

                            AGREEMENT TO VOTE SHARES

         THIS AGREEMENT TO VOTE SHARES ("Agreement") is executed as of September ___, 2001, by and among Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"), Geotrac Holdings, Inc., a Delaware corporation ("GHI"), and ______________, an individual resident of the State of Florida ("Shareholder").

         [NOTE: SEPARATE AGREEMENT TO BE EXECUTED BY EACH OF DAVID K. MEEHAN, DAVID M. HOWARD, JOHN A. GRANT, JR., WILLIAM D. HUSSEY, E. RAY SOLOMON, ALEJANDRO M. SANCHEZ AND JOHN S. MCMULLEN.]

         WHEREAS, IMSG, Bankers Insurance Group, Inc., GHI, Daniel J. White, Daniel J. White Trust (under Declaration of Trust dated May 7, 1998), Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) and Geotrac of America, Inc. have entered into that certain Stock Purchase Agreement, dated as of September 20, 2001 (the "Purchase Agreement"), pursuant to which GHI will acquire all of the outstanding capital stock of Geotrac of America, Inc., a Delaware corporation and wholly-owned subsidiary of IMSG;

         WHEREAS, the conditions to the closing of the Purchase Agreement include that Shareholder deliver a written undertaking to vote the ______ shares of Common Stock, par value $.01 per share, of IMSG owned of record and beneficially thereby (the "Shareholder's Shares") in favor of the transactions contemplated by the Purchase Agreement; and

         WHEREAS, the Shareholder desires to enter into this Agreement in order to induce GHI to enter into the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

         1. Agreement To Vote Shares. Shareholder is the owner of record and beneficially of the Shareholder's Shares. Shareholder agrees to vote, or cause to be voted, all of said Shareholder's Shares, at any meeting of the shareholders of IMSG and in any action by written consent of the shareholders of IMSG, as follows: (a) in favor of the transactions contemplated by the Purchase Agreement and (b) against any action or agreement (other than any merger, consolidation, share exchange or similar transaction involving IMSG) that would impede, interfere with or attempt to discourage any of the transactions contemplated by the Purchase Agreement.

         2. Review and Advice of Counsel. Shareholder acknowledges that he has read this Agreement and knows its contents; that his attorney has explained the nature and effect of this Agreement; and that he has signed this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         3.       Miscellaneous.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflicts of laws provisions.

                  (b) This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

                  (c) This Agreement supersedes any prior agreement or understanding, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, successors and permitted assigns. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  (d) This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  (e) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court"s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                  (f)      This Agreement shall terminate upon the earlier of
         (1) the termination of the Purchase Agreement and (2) the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INSURANCE MANAGEMENT
   SOLUTIONS GROUP, INC.


By:
   -----------------------------------------

Name:
     ---------------------------------------

Its:
    ----------------------------------------

GEOTRAC HOLDINGS, INC.


By:
   -----------------------------------------

Name:
     ---------------------------------------

Its:
    ----------------------------------------

SHAREHOLDER:


--------------------------------------------
                  , Individually
------------------

                                                                       EXHIBIT E

                            AGREEMENT TO VOTE SHARES

         THIS AGREEMENT TO VOTE SHARES ("Agreement") is executed as of September _____, 2001, by and among Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"), Daniel J. White and Daniel J. White Trust (under Declaration of Trust dated May 7, 1998) (together with Daniel J. White, the "Whites").

         [NOTE: SEPARATE AGREEMENT TO BE EXECUTED BY SANDRA A. WHITE AND THE SANDRA A. WHITE TRUST.]

         WHEREAS, IMSG, Bankers Insurance Group, Inc. ("BIG"), Geotrac Holdings, Inc. ("GHI"), the Whites, Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) and Geotrac of America, Inc. have entered into that certain Stock Purchase Agreement, dated as of September 20, 2001 (the "Purchase Agreement"), pursuant to which GHI will acquire all of the outstanding capital stock of Geotrac of America, Inc., a Delaware corporation and wholly-owned subsidiary of IMSG;

         WHEREAS, the conditions to the closing of the Purchase Agreement include that the Whites deliver a written undertaking to vote the 262,099 White Shares (as defined in the Purchase Agreement) owned of record and beneficially thereby in favor of the transactions contemplated by the Purchase Agreement; and

         WHEREAS, the Whites desire to enter into this Agreement in order to induce IMSG to enter into the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

         1. Agreement To Vote Shares. The Whites are the owners of record and beneficially of 262,099 White Shares. The Whites, jointly and severally, agree to vote, or cause to be voted, all of said 262,099 White Shares, at any meeting of the shareholders of IMSG and in any action by written consent of the shareholders of IMSG, as follows: (a) in favor of the transactions contemplated by the Purchase Agreement; and (b) against any action or agreement (other than any merger, consolidation, share exchange or similar transaction involving IMSG) that would impede, interfere with or attempt to discourage any of the transactions contemplated by the Purchase Agreement.

         2. Review and Advice of Counsel. The Whites acknowledge that they have read this Agreement and know its contents; that their attorneys have explained the nature and effect of this Agreement; and that they have signed this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         3.       Miscellaneous.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflicts of laws provisions.

                  (b) This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

                  (c) This Agreement supersedes any prior agreement or understanding, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, successors and permitted assigns. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  (d) This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  (e) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court"s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                  (f)      This Agreement shall terminate upon the earlier of
         (1) the termination of the Purchase Agreement and (2) the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INSURANCE MANAGEMENT
   SOLUTIONS GROUP, INC.


By:
   -----------------------------------------

Name:
     ---------------------------------------

Its:
    ----------------------------------------

DANIEL J. WHITE TRUST
(under Declaration of Trust dated May 7, 1998)


By:
   -----------------------------------------
     Daniel J. White, Sole Trustee


--------------------------------------------
Daniel J. White, Individually


                                      -3-